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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.              )

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SPX Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277
Telephone: (704) 752-4400
Facsimile: (704) 752-4405

March 26, 2007

Fellow Stockholders:

        You are cordially invited to attend the SPX Corporation 2007 Annual Meeting of Stockholders on May 4, 2007 at 8:00 a.m. (Eastern Time), at our corporate headquarters, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

        All stockholders of record at the close of business on March 16, 2007, are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You also may vote by telephone or over the Internet, and, if you choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

        Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX.

Sincerely,
Christopher J. Kearney President and Chief Executive Officer
SPX Corporation
13515 Ballantyne Corporate Place Charlotte, North Carolina 28277

SPX Corporation

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders

Friday, May 4, 2007
8:00 a.m.
SPX Corporate Headquarters
13515 Ballantyne Corporate Place
Charlotte, NC 28277

        The principal business of the Annual Meeting will be to:

    1.
    Elect two directors for a three-year term;

    2.
    Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2007; and

    3.
    Transact any other business as may properly come before the meeting or any adjournment thereof.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on March 16, 2007. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

        We have enclosed with this notice and proxy statement a copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006.

By Order of the Board of Directors,
Kevin L. Lilly Senior Vice President, Secretary and General Counsel

Charlotte, North Carolina
March 26, 2007

SPX Corporation

Proxy Statement

QUESTIONS AND ANSWERS

Why am I receiving these materials?

        We are providing these materials to you in connection with SPX's Annual Meeting, which will take place on Friday, May 4, 2007. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about March 26, 2007.

How can I attend the Annual Meeting?

        You may attend the Annual Meeting if you were an SPX stockholder as of the close of business on March 16, 2007 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 16, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

What am I voting on?

        We are soliciting your vote on:

  •
  Election of two directors for a three-year term; and

  •
  Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2007.

Who is entitled to vote?

        Stockholders at the close of business on March 16, 2007 (the record date) are entitled to vote. On that date, there were 60,027,377 shares of SPX common stock outstanding.

How many votes do I have?

        Each share of SPX common stock that you own entitles you to one vote.

How do I vote?

        All stockholders may vote by telephone or over the Internet as described on the enclosed proxy card. You also may vote by mail. To vote by mail, please sign, date and mail your proxy card in the postage paid envelope provided. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 16, 2007, the record date for voting.

How does discretionary voting authority apply?

        If you sign, date and return your proxy card, your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, you give authority to Christopher J. Kearney and Patrick J. O'Leary to vote on the items discussed in these proxy materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast FOR the election of the director nominees, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and O'Leary.

May I revoke my proxy?

        You may revoke your proxy in one of four ways at any time before it is exercised:

    1.
    Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.

    2.
    Submit another proxy with a later date.

    3.
    Vote by telephone or Internet after you have given your proxy.

    4.
    Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card from SPX?

        Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards from SPX to guarantee that all your shares are voted.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

        Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and have not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the election of directors and the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you. Therefore, no broker non-votes will occur as to these proposals.

What vote is required to approve each proposal?

        Election of Directors:    A majority of shares present or represented by proxy at the Annual Meeting must approve the election of directors. If you do not want to vote your shares for one or more of the nominees, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting, and your vote will not count either "for" or "against" the nominee.

        Ratification of the Appointment of Independent Public Accountants:    Although we are not required to submit the appointment of our independent public accountants to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants since it is one fewer vote for approval.

        Approval of Other Proposals:    The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required to approve any other action that may properly come before the meeting. An abstention will have the effect of a vote against the applicable proposal since it is one less vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

How do I submit a stockholder proposal?

        You must submit a proposal to be included in our proxy statement for the 2008 Annual Meeting no later than November 24, 2007. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission (SEC). You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

        You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2008 Annual Meeting. We must receive your proposal in writing on or after December 6, 2007 but no later than January 4, 2008.

        To be properly brought before an Annual Meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of SPX stock that you beneficially own; and (4) any material interest you may have in the business you want to bring before the meeting. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

How do I recommend a director nominee?

        If you wish to recommend a nominee for director for the 2008 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 4, 2008. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nomination; (4) any other information that the rules of the SEC require to be included in a proxy statement; and (5) the nominee's agreement to serve as a director if elected.

Who pays to prepare, mail and solicit the proxies?

        We will pay all the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained Georgeson Stockholder Communications Inc. to assist us in soliciting your proxy and will pay them an estimated fee of $7,000 plus reasonable out-of-pocket expenses. Georgeson Stockholder will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of SPX common stock.

ELECTION OF DIRECTORS

        Nine directors currently serve on our Board of Directors. The directors are divided into three classes. Currently, there are four directors in the first class, of which two are retiring at the Annual Meeting, three directors in the second class and two directors in the third class. At this Annual Meeting, you will be asked to elect two directors. Five directors will continue to serve on the Board of Directors as described below. Messrs. Johnson and Williams will retire at this Annual Meeting, in accordance with the requirement of our Corporate Governance Guidelines that non-management directors retire from the Board of Directors at the conclusion of their term following their 70th birthday.

        Both nominees are currently SPX directors and have been SPX directors since February 22, 2007 and, if elected, each will serve for a term of three years, until a qualified successor director has been elected, or until he resigns, retires or is removed by the stockholders for cause.

        Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of Dr. Fitzpatrick and Mr. Koch. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for either of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that either of the nominees will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees to Serve Until 2010 Annual Meeting

J. Michael Fitzpatrick, 61, has been Chairman and CEO of the Matrixx Group, a portfolio company of Wind Point Partners, a private equity investment firm, since March, 2007. The Matrixx Group is a leading independent compounder of thermoplastic resins serving the power tool, lawn and garden, appliance, automotive, HVAC, electronics and construction markets. Dr. Fitzpatrick continues to be an Executive Advisor Partner of Wind Point Partners, a position he has held since March, 2005. Dr. Fitzpatrick was President & Chief Operating Officer of Rohm and Haas Company, an industry-leading specialty materials company, which invents, develops, and manufactures products for the personal care, grocery, automotive, building and construction and electronics industries, from 1999 until his retirement in 2005. He joined Rohm and Haas Company in 1975, and served in various research and development and management positions until his appointment as President and Chief Operating Officer. Dr. Fitzpatrick is a director of McCormick and Company, Inc. and was formerly a director of Rohm and Haas Company and Carpenter Technology Corporation.

Albert A. Koch, 65, has been a Vice Chairman and Managing Director with AlixPartners, LLP, an international corporate turnaround and financial advisory firm, and Questor Management Co., a private equity firm specializing in turnaround and performance improvement, since 2001. Mr. Koch joined AlixPartners in 1995 as Managing Principal. Mr. Koch has been Chairman, President and CEO of Polar Corporation, a portfolio company of Questor and a leading North American full-service provider of tank trailers, light- duty trailer parts and tank trailer repair and maintenance services, since 2004. In 2003 and 2004, Mr. Koch was the Chairman, interim President and CEO at Champion Enterprises, Inc. In 2002 and 2003, Mr. Koch served as interim CFO of the Kmart Corporation. Mr. Koch also was a partner with Ernst & Young for 14 years, including 7 years as Managing Partner of the firm's Detroit office. Mr. Koch is a director of Tecumseh Products Company.
Directors Continuing Until 2009 Annual Meeting

Sarah R. Coffin, 54, is currently President, Performance Products Division, Hexion Specialty Chemicals, Inc., a supplier of thermoset and other high performance resins. Ms. Coffin worked from 2004 to 2005 as Vice President Sales and Marketing for Seaman Corporation, a private firm serving the industrial coated fabric market. Prior to joining Seaman Corporation, Ms. Coffin served as Senior Vice President Global Sourcing, Human Resources and Information Technology of Noveon, Inc., a global producer of performance polymer systems and adhesives from 2002 to 2003. Prior to that, from 1998 to 2002, she was Group President Specialty Plastics and Polymer Additives, Senior Vice President and General Manager Performance Coatings with BF Goodrich Performance Materials Company/Noveon, Inc., a manufacturer of performance polymer systems and additives. She has been a director of SPX since 1995.

Christopher J. Kearney, 51, was named President, Chief Executive Officer and a director of SPX in December 2004, and will assume the additional role of Chairman following the retirement of our current Chairman, Mr. Johnson. He joined SPX in February 1997 as Vice President, Secretary and General Counsel and an officer. Prior to joining SPX he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric's global materials business. Mr. Kearney holds an undergraduate degree from the University of Notre Dame and a law degree from DePaul University Law School. Mr. Kearney is a member of the Advisory Council for University Libraries, University of Notre Dame. Mr. Kearney has been a director of SPX since 2004.

Directors Continuing until 2008 Annual Meeting

J. Kermit Campbell, 68, is the former Chairman, President and Chief Executive Officer of Herman Miller, Inc., a designer and manufacturer of office furniture. Since leaving Herman Miller, Inc. in 1995, Mr. Campbell has invested in a number of ventures, including Bering Truck Corporation, Black Star Farms, Advanced Information Systems, Tennessee Pacific Company and CORE Energy Co. He is a director of Irwin Union Bank and of Tennessee Pacific. Mr. Campbell is an honorary Trustee and past Chairman of the Board of Hope College, a trustee of Eagle Village and a Charitable Trustee of Traverse Symphony Orchestra. Mr. Campbell has been a director of SPX since 1993.

Emerson U. Fullwood, 59, has been a Corporate Vice President since 1996 and Executive Chief Staff/Marketing Officer of Xerox Channels Group, Xerox Corporation since 2002. Prior to that he was President of Latin America, Executive Chief Staff Officer of Developing Markets and President of Worldwide Customer Service. Previously, Mr. Fullwood held various other management positions with Xerox. Mr. Fullwood is a director of the United Way of Greater Rochester, the Rochester Urban League, the Rochester Boy Scouts of America, Xerox Foundation, Monroe Community College Foundation and Rochester Crozer Divinity School. He was formerly a director of General Signal Corporation. Mr. Fullwood has been a director of SPX since 1998.

Michael J. Mancuso, 64, was Senior Vice President and Chief Financial Officer of General Dynamics Corporation, a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation until his retirement in 2006. He joined General Dynamics in 1993 as Vice President and Chief Financial Officer for General Dynamics Land Systems, Inc., and was promoted to Vice President and Chief Financial Officer of General Dynamics in 1994. Before joining General Dynamics, Mr. Mancuso spent seven years with United Technologies. His background also includes 21 years with General Electric. Mr. Mancuso is a director of Agere Systems Inc. and The Shaw Group Inc. Mr. Mancuso has been a director of SPX since March 2005.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the New York Stock Exchange, and are available on our website (www.spx.com) under the heading Investor Relations—Corporate Governance. In addition, stockholders may request a written copy of the guidelines by writing to our Corporate Secretary at our address shown on the cover of this proxy statement.

Code of Business Conduct

        We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our Chief Executive Officer and senior financial and accounting officers. Our Code of Business Conduct requires that all our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our, and our stockholders', best interest. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the New York Stock Exchange and the requirement of a "Code of Ethics" as defined in the rules of the Securities and Exchange Commission. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading Investor Relations—Corporate Governance—Commitment to Compliance. Stockholders may request a written copy of the Code of Business Conduct by writing to our Corporate Secretary at our address shown on the cover of this proxy statement.

Director Independence

        Our Corporate Governance Guidelines state that a substantial majority of the Board of Directors will consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange. Accordingly, on an annual basis, our Board of Directors reviews whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com), under the heading Investor Relations—Corporate Governance. Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must meet all applicable independence tests of the New York Stock Exchange and Securities and Exchange Commission. Based on its most recent annual review, the Board of Directors has concluded that all our non-employee directors and director nominees are independent as defined in our Independence Standards and the listing standards of the New York Stock Exchange.

        The non-management members of the Board of Directors meet periodically in executive session without management at least six times per year. In addition, the non-management members of the Board of Directors meet in executive session with the Chief Executive Officer on a regular basis. For these purposes, non-management members of the Board of Directors are directors who are not employees of SPX, regardless of whether they are independent. Meetings of non-management directors are chaired by the Chairman of the Board, unless the Chairman of the Board is not a non-management director, in which case the meetings are chaired by a lead director. Mr. Kearney, our CEO and President, will assume the additional role of Chairman, and Mr. Campbell will assume the role of Lead Director, upon the retirement of our current Chairman, Mr. Johnson, at the 2007 Annual Meeting.

Charitable Contributions

        It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

        From time to time, SPX may make contributions to charitable organizations for which a member of our Board of Directors serves as an officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (a) $1 million or (b) 2% of the charitable organization's consolidated gross revenues.

Communications with Directors

        Interested parties may communicate concerns to any of our non-management directors by writing to the director in care of our Corporate Secretary at our address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-management directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-management director and will regularly provide the non-management directors with a summary of all substantive communications addressed to non-management directors.

Nominations for Directors

        Pursuant to our Corporate Governance Guidelines, the Nominating and Governance Committee is responsible for the proposal of nominees for service as directors and will consider recommendations offered by stockholders in accordance with our by-laws. The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. The Nominating and Governance Committee has not set minimum requirements with respect to age, education, years of business experience or set specific required skill sets for directors, but requires that each director has a proven record of success and leadership. The Nominating and Governance Committee expects that the Board of Directors as a whole will consist of individuals with knowledge of our industry, strategic perspective, accounting expertise and experience on other Boards. Additionally the Nominating and Governance Committee considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.

        In considering individuals for nomination, the Nominating and Governance Committee consults with the Chief Executive Officer. A director's qualifications in meeting the above-referenced criteria are considered at least each time the director is re-nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method. The Nominating and Governance Committee may also hire outside advisers to assist it in identifying and/or evaluating potential director nominees.

        At such times as the Board of Directors and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references by its members, other directors, management or by an outside search firm. The Nominating and Governance Committee used SpencerStuart, an executive search firm, to identify Dr. Fitzpatrick and Mr. Koch.

        Once the Nominating and Governance Committee identifies a director candidate, the candidate is asked to conduct interviews with directors and members of management. Following that process, the Nominating and Governance Committee and the Board of Directors determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our Corporate Governance Guidelines require that any directors appointed to the Board of Directors at other than an annual meeting of stockholders are submitted for approval at the next annual meeting.

        If you wish to recommend a nominee for director for the 2008 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 4, 2008. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nomination; (4) any other information that the rules of the SEC require to be included in a proxy statement; and (5) the nominee's agreement to serve as a director if elected.

Attendance at Annual Meeting

        It is our policy to invite all the members of our Board of Directors to attend our Annual Meeting. While their attendance is not required, each of our directors attended our last Annual Meeting. Currently, we expect all the members of our Board of Directors to attend the 2007 Annual Meeting.

Related-Party Transactions

        On an annual basis, each director and officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with our company in which a related person, such as a director or officer, or any member of his or her immediate family, have a direct or indirect material interest. Our legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related-party transactions and then determining, based on the facts and circumstances, whether we or a related-party has a direct or indirect material interest in the transaction. Pursuant to its Charter, the Audit Committee is charged with reviewing and approving any related-party transactions. The Audit Committee's practice is to approve a transaction only if it deems it to be in our best interest. When considering a transaction, the Audit Committee will review all relevant factors including our company's rationale for entering into a related-party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with a third party, and potential for an actual or apparent conflict of interest. Currently, the only related-party transactions requiring disclosure are the interest-free loans made in 2001 to Messrs. Kearney, O'Leary and Foreman, as described in "Compensation Discussion and Analysis—Other Benefits and Perquisites," beginning on p. 26.

        In the course of the Board of Directors' determination regarding the independence of each of the non-employee directors, the Audit Committee considered transactions, relationships or arrangements, including, in the case of Ms. Coffin, Dr. Fitzpatrick, Mr. Fullwood and Mr. Koch, the annual amount of SPX sales to or purchases from companies with which the respective director serves as an officer or director. In each case the Audit Committee determined that the amount of sales to or purchases from the respective company was below the greater of $1 million or two percent of the annual revenue of each of those companies, and that the transactions otherwise were not directly influenced by and did not redound to the benefit of the relevant SPX director. In addition, the Audit Committee determined that none of these transactions presented an actual or apparent conflict of interest or adversely affected the director's independence.

Board Committees

        The Board of Directors met seven times during 2006. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served during 2006.

Audit Committee
Meetings in 2006:	Eleven
Members:	J. Kermit Campbell, Chairman Emerson U. Fullwood Michael J. Mancuso Charles E. Johnson II

The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee Charter and our Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Campbell is an "audit committee financial expert" under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the New York Stock Exchange.
Function:
The Audit Committee is responsible for ensuring the integrity of the financial information reported by SPX. The Committee appoints the independent auditors, approves the scope of annual audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results and opinions as well as financial, accounting and internal control matters. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee. The charter is posted on our website (www.spx.com), under the heading Investor Relations — Corporate Governance and available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement. Additional information on the Committee and its activities is set forth in the Audit Committee Report on p. 56.

Compensation Committee
Meetings in 2006:	Four
Members:	David P. Williams, Chairman J. Kermit Campbell Sarah R. Coffin Emerson U. Fullwood Charles E. Johnson II, Ex-Officio, Non-Voting Member

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee Charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Committee is an "outside director" as described by Section 162(m) and a "non-employee director" as defined under Section 16 under the Securities Exchange Act of 1934, as amended.
Function:
The Committee sets the compensation program for SPX's officers, including executive employment agreements, restricted stock grants and other awards under the 2002 Stock Compensation Plan, as well as awards under the SPX Corporation 2006 Executive Bonus Plan. The Committee also approves awards under the Executive Annual Incentive Plan. The Committee receives input regarding compensation for all officers and proposed compensation from our President and Chief Executive Officer for his direct reports. The Committee has delegated to our President and CEO the authority to issue up to 75,000 restricted shares or restricted share units to persons other than Section 16 officers. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee. The charter is posted on our website (www.spx.com), under the heading Investor Relations — Corporate Governance and is available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement.

The Committee has the authority under its charter to retain, terminate and set fees and retention terms for such compensation advisors or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee reviews outside advisors and consultants on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such advisors or consultants.

The Committee has retained an individual, who is employed by Watson Wyatt Worldwide (Watson Wyatt), as its outside compensation advisor. In 2005, at the request of the Committee, the compensation advisor conducted an independent and comprehensive review of our executive compensation program, including tally sheets showing total remuneration of each officer, and an evaluation of the market positioning for total compensation and individual pay elements, the results of which were discussed at a number of meetings of the Committee.

The Committee, together with the management-led Retirement and Welfare Plan Administrative Committee, reviews the investment performance and allocation, actuarial assumptions and funding practices of our pension, healthcare and defined contribution plans.

Additional information on the Committee, its activities, its relationship with its compensation advisor and management's role in setting compensation is set forth in "Compensation Discussion and Analysis," beginning on p. 20.
Nominating and Governance Committee
Meetings in 2006:	Four
Members:	Emerson U. Fullwood, Chairman J. Kermit Campbell David P. Williams Charles E. Johnson II, Ex-Officio, Non-Voting Member

The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee Charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange.

Function:
The Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors the Corporate Governance Guidelines applicable to SPX; leads the Board of Directors in its annual review of the Board of Director's performance; makes recommendations to the Board of Directors regarding the compensation of non-management directors; and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees. The Committee also approves awards under the 2006 Non-Employee Directors' Stock Incentive Plan, subject to approval by the Board of Directors. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee. The charter is posted on our website (www.spx.com), under the heading Investor Relations — Corporate Governance and is available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement.

DIRECTOR COMPENSATION

        Directors who are SPX employees receive no compensation for their services as directors. We currently compensate non-employee directors under the SPX Corporation 1997 Non-Employee Directors' Compensation Plan (the "1997 Directors' Plan"), the SPX Corporation 2005 Non-Employee Directors' Compensation Plan (the "2005 Directors' Plan"), and the SPX Corporation 2006 Non-Employee Directors' Stock Incentive Plan (the "2006 Directors' Plan").

Cash and Equity Compensation

        We compensate our non-employee directors using a combination of cash and equity. The Nominating and Governance Committee reviews non-employee director compensation from time to time.

        The retainer for non-employee directors for 2006 was unchanged from 2005, at $60,000. No additional compensation was awarded for service as a member of any committee, service as chair of any committee or attendance at meetings. The additional $200,000 received by the non-employee Chairman of the Board in recognition of the significant additional time and effort required of the Chairman, also was unchanged from the prior year. The additional compensation for service as Chairman will be eliminated when Mr. Kearney assumes that role. No additional compensation has yet been set for service as Lead Director.

        In addition to a cash retainer, each non-employee director receives equity awards. Each of the Nominating and Governance Committee and the Board of Directors believes that awarding equity grants subject to performance vesting helps ensure that our directors will continue to focus on improving both short-term and long-term stockholder value. In 2005 and 2006, under the 2005 Directors' Plan, each non-employee director received 2,500 phantom stock shares annually. Beginning in 2007, we granted restricted stock to non-employee directors under the 2006 Directors' Plan in lieu of granting them phantom stock shares. Both the phantom stock shares and restricted stock have a three-year vesting period based on SPX stockholder return versus the S&P 500. On each vesting date, we compare SPX stockholder return to the performance of the S&P 500 for the prior year and for the cumulative period since the date of the grant. If SPX outperforms the S&P 500 for the prior year, the one-third portion of the grant associated with that year will vest. If SPX outperforms the S&P 500 for the cumulative period, any unvested portion of the grant that was subject to vesting on or prior to the vesting date will vest. We settle the vested portion of any phantom stock shares grant in cash. Phantom stock shares or restricted stock that does not vest within the three-year vesting period in accordance with these performance requirements is forfeited. Directors receive dividends on the unvested portion of their restricted stock, but do not receive dividend equivalent payments on unvested phantom stock shares.

Deferred Compensation Program for Non-Employee Directors

        The 1997 Directors' Plan provides that each non-employee director may defer up to 100% of his or her retainer of $60,000. Each non-employee director who defers his or her annual retainer through this program has the option of investing any deferred amounts through a grantor trust either in the form of share units or money credits deposited in one or more funds offered by the plan's trustee. The interest rate earned on the money credits is not above-market or preferential. We distribute amounts deferred pursuant to this program to each non-employee director in a lump sum payment at the earlier of age 70 or termination of his or her service as a director of SPX.

Stock Ownership Guidelines

        In connection with the December 2006 compensation review, the Board of Directors increased stock ownership guidelines for non-employee directors from one times their annual retainer to three times their annual retainer. The Nominating and Governance Committee requested that each director attain the desired level of ownership within five years of the later of appointment as a director or the date the stock ownership guidelines were increased.

Director Compensation Table

        The following table summarizes the compensation of our directors who served during 2006.

Name (1)	Fees Earned or Paid in Cash ($) (2)		Stock Awards ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($)	Total ($)

Charles E. Johnson II Chairman	$260,000	(3)	$107,449	$44,817	N/A	$412,266

J. Kermit Campbell	$60,000		$107,449	$7,127	N/A	$174,576

Sarah R. Coffin	$60,000		$107,449	$3,053	N/A	$170,502

Emerson U. Fullwood	$60,000		$107,091	N/A	N/A	$167,091

Michael J. Mancuso	$60,000		$102,713	N/A	N/A	$162,713

David P. Williams	$60,000		$107,449	N/A	N/A	$167,449

(1)
Mr. Kearney, our President and Chief Executive Officer, receives no compensation in connection with his service as a director and, accordingly, is omitted from this table.

(2)
Represents annual retainer of $60,000, the receipt of which the non-employee director may defer at his or her option. No directors elected to defer any income in 2006. In accordance with the terms of the 1997 Directors' Plan, Mr. Johnson received a distribution of amounts previously deferred under the 1997 Directors' Plan in the amount of $179,719 on December 15, 2006.

(3)
In addition to the amount Mr. Johnson received as a non-employee director, he received an annual retainer of $200,000 for serving as Chairman of the Board.

(4)
Represents the FAS 123R cost of stock awards as recorded in our financial statements in 2006. See note 15 to the financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2006 for additional information regarding the calculation of these numbers. We recorded a lesser expense for Mr. Mancuso because he received his 2005 grant at a later date than the other directors, when he joined the Board of Directors, and because he received no conversion of an EVA bank balance (described below). We recorded a lesser expense for Mr. Fullwood because he had a lesser amount in his EVA bank at the time of conversion.

  Prior to 2005, directors were paid in part based on the SPX Corporation EVA Incentive Compensation Plan. That plan was terminated in 2005, and each director at the time received phantom stock shares representing the value of his or her EVA bank balance.

  The total number of unvested phantom stock shares held by each of the directors at December 31, 2006, was: Messrs. Johnson, Williams and Campbell and Ms. Coffin, 4,299; Mr. Fullwood, 4,286; and Mr. Mancuso, 4,167. As phantom stock shares are settled in cash, no director held any vested phantom stock shares at December 31, 2006.

  All stock options held by directors have vested. The total number of options held by each of the directors at December 31, 2006, was: Mr. Johnson, 24,374; Mr. Williams, 24,898; Mr. Campbell, 27,016; Ms. Coffin, 29,800; Mr. Fullwood, 23,800; and Mr. Mancuso, 0.

(5)
Under the Directors' Retirement Plan (the "Retirement Plan"), which the Board of Directors terminated at the end of 1996, a director with ten or more years of service receives an annual pension, payable for life, equal to the annual retainer in effect on the retirement date or, if earlier, at the date of the Retirement Plan's termination. A director with more than five but less than ten years of service receives a proration of the ten-year amount. Covered directors also will receive certain lump-sum payments in the event of a change in control. We have established a trust to ensure payment of benefits accrued under this Retirement Plan. Current directors who were covered by the Retirement Plan will receive benefits at the earlier of age 70 or termination of his or her service as a director of SPX in a lump sum payment based on the present value of his or her vested benefits at the Retirement Plan's termination. Numbers reported in this column reflect the change between December 31, 2005 and December 31, 2006 in the current present value of the vested benefits of the current directors who were covered by the Retirement Plan. The present values as of December 31, 2006 of the vested benefits of the current directors who remain covered by the Retirement Plan were as follows: Mr. Johnson, $0; Mr. Campbell, $72,567; and Ms. Coffin, $30,578. Pursuant to the terms of the Retirement Plan, Mr. Johnson received a distribution of his entire Retirement Plan benefit of $377,752 on December 15, 2006 which included earnings of $44,817 between December 31, 2005 and December 15, 2006.

        The FAS 123R grant date fair value of the 2,500 phantom stock shares awarded to each non-employee director in 2006 is $114,775, based on a grant price of $45.91, the closing price of our stock on January 3, 2006.

OWNERSHIP OF COMMON STOCK

Directors and Officers

        The following table shows how much of our common stock the named executive officers, the directors and all officers and directors as a group beneficially owned as of March 16, 2007. The "named executive officers" are the Chief Executive Officer, the Chief Financial Officer, the other three most highly compensated officers who were serving at the end of the last fiscal year and Mr. Riordan, who would have been one of the three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer had he been serving as an officer as of December 31, 2006.

        Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and officers as a group includes shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

        The percent of SPX common stock owned is based on 60,027,377 shares outstanding as of March 16, 2007.

Named Executive Officers and Directors	Shares of Common Stock Beneficially Owned	Options Exercisable Within 60 Days	Total	Percent of Class

J. Kermit Campbell	15,710	25,122	40,832	*

Don L. Canterna	50,040	38,000	88,040	*

Sarah R. Coffin	8,280	26,800	35,080	*

J. Michael Fitzpatrick	0	0	0	*

Robert B. Foreman	112,374	54,628	167,002	*

Emerson U. Fullwood	3,967	23,800	27,767	*

Charles E. Johnson II (1)	22,432	24,374	46,806	*

Christopher J. Kearney (2)	308,942	222,110	531,052	*

Albert A. Koch	0	0	0	*

David A. Kowalski	44,357	20,000	64,357	*

Michael J. Mancuso	2,500	0	2,500	*

Patrick J. O'Leary	204,068	1,308,546	1,512,614	2.5

Thomas J. Riordan	121,000	361,900	482,900	*

David P. Williams	16,022	24,898	40,920	*

All directors and officers as a group (17 persons)	995,616	2,170,178	3,165,794	5.3

*
Less than 1.0.

(1)
Includes 4,400 shares owned by Mr. Johnson's wife.

(2)
Does not include 428 shares owned by Mr. Kearney's sons as to which Mr. Kearney disclaims beneficial ownership.

Other Principal SPX Stockholders

        Set forth in the table below is information about persons whom we know to be the beneficial owners of more than five percent of the issued and outstanding shares of our common stock. The percent of class held is based on 60,027,377 shares of our common stock outstanding on March 16, 2007.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class

AXA Financial, Inc. (1) 1290 Avenue of the Americas New York, NY 10104	8,891,964	14.8

FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	7,996,831	13.3

Hotchkis and Wiley Capital Management, LLC (3) 725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017	6,448,000	10.7

Goldman Sachs Asset Management, L.P. (4) 32 Old Slip New York, NY 10005	4,498,699	7.5

(1)
Based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2007 by AXA Financial, Inc. and certain of its affiliated entities (collectively, the "AXA Entities"). The AXA Entities have sole voting power with respect to 5,486,426 of the shares, shared voting power with respect to 709,719 of the shares, sole dispositive power with respect to 8,882,683 of the shares, and shared dispositive power with respect to 9,281 of the shares. Most shares are held by AXA Financial, Inc.'s subsidiary, Alliance Bernstein, which has sole voting power with respect to 4,957,057 of the shares, shared voting power with respect to 709,719 of the shares, sole dispositive power with respect to 7,877,775 of the shares, and shared dispositive power with respect to 9,281 of the shares.

(2)
Based on information provided in a Schedule 13G/A filed with the SEC on February 14, 2007, FMR Corp. has sole voting power with respect to 13,160 of the shares, shared voting power with respect to none of the shares, and sole dispositive power with respect to all the shares.

(2)
Based on information provided in a Schedule 13G/A filed with the SEC on February 14, 2007, Hotchkis and Wiley Capital Management, LLC has sole voting power with respect to 5,688,800 of the shares, shared voting power with respect to none of the shares, and sole dispositive power with respect to all the shares.

(3)
Based on information provided in a Schedule 13G filed with the SEC on February 8, 2007 by Goldman Sachs Asset Management, L.P. Goldman has sole voting power with respect to 3,700,288 of the shares, shared voting power with respect to none of the shares, and sole dispositive power with respect to all the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that SPX's officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, Mr. Lilly was late in reporting the disposal of 322 shares delivered to us on January 30, 2006, to pay for shares withheld upon a vesting event, which transaction was reported on February 10, 2006; Mr. Foreman was late in reporting a dividend of 3.732 shares received on September 27, 2006, which transaction was reported on February 14, 2007; Mr. Kowalski was late in reporting dividends of 2.1165 shares received on October 3, 2005, 2.154 shares received on January 3, 2006 and an aggregate of 10.1717 shares received on April 3, 2006, which transactions were reported on February 14, 2007; and Mr. Fullwood was late in reporting dividends of 5.568 shares received on April 1, 2004, 5.586 shares received on July 1, 2004, 7.45 shares received on October 1, 2004, 6.371 shares received on January 1, 2005, 6.389 shares received on April 22, 2005, 5.354 shares received on July 19, 2005 and 5.681 shares received on October 1, 2005, which transactions were reported on February 14, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Committee of the Board of Directors (for purposes of this discussion and analysis, the "Committee") determines the compensation for our officers and oversees the administration of the executive compensation programs. The Committee is composed entirely of independent directors.

Executive Compensation Philosophy

        We base our executive compensation programs on a philosophy reflected in the following guiding principles:

  •
  Compensation is Performance-Based: Because of the ability of our executive officers to affect our performance as a company, a substantial portion of their total compensation opportunity is variable and dependent upon our operating and financial performance against pre-established goals.

  •
  Compensation Aligns Interests with Long-Term Stockholders: Our executive compensation programs are designed to align the interests of executives with the long-term interests of our stockholders by providing strong incentives to maximize value for our stockholders. Cash incentives reward results that create stockholder value, and annual equity incentives are earned only when total stockholder returns in excess of the S&P 500 are achieved. We emphasize long-term stock ownership by our executives to provide ongoing alignment with long-term stockholder interests.

  •
  Compensation Supports our Business and Human Capital Strategies: Our executive compensation programs are designed to reinforce our underlying business strategies and objectives by rewarding successful execution of those strategies.

  •
  Compensation is Competitive: Our success is heavily dependent on our ability to attract and retain experienced executives who are proven leaders and to motivate them to consistently deliver operational and financial results. Our compensation programs have contributed to our recruitment and retention of named executive officers who have rich and diverse experience, and an average time of service with our company of over eight years. Our compensation is structured to present an attractive package to our existing and prospective executives in a highly competitive labor market, while maintaining fiscal responsibility for our stockholders.

        In particular, the Committee's executive compensation decisions have taken into account each named executive officer's performance, individually and as part of a team, in executing our stated business initiatives, including:

  •
  Operational improvements in the areas of lean manufacturing, supply chain management, new product development, organizational development, emerging markets and information technology;

  •
  Improvements in financial strength and flexibility, including achievement of gross debt to EBITDA targets, strong free cash flow from operations, and successful execution of a share repurchase program;

  •
  Focus on our three strategic platforms—leveraging global presence, leading market share positions, and innovation, including the divestiture of non-core businesses and excess assets and deployment of capital towards our strategic platforms, expansion in emerging markets, and product development; and

  •
  Continuous overall improvement to create stockholder value, resulting in total stockholder returns of 16.8% versus 4.9% for the S&P 500 for the period from January 1, 2005 through December 31, 2005, and 36.1% versus 15.8% for the S&P 500 for the period from January 1, 2006 through December 31, 2006.

The Committee continually reviews executive compensation to ensure it reflects our compensation philosophy.

Executive Compensation Practices

        We compete with many larger companies for executive talent. The Committee's commitment to provide our stockholders with top-tier executives, able to deliver sustained performance in a complex, global manufacturing organization, has led the Committee to generally target compensation for named executive officers between the median and the 75th percentile of the market among comparable peer companies. Variations to this level may and do occur for reasons that may include market forces, individual performance, length of service and existing contractual obligations. Market positioning for individual elements of compensation and benefits, as well as the relationships among elements, is discussed below.

        The Committee does not rely primarily on formula-driven plans in administering compensation, preferring to exercise judgment in making decisions to encourage and appropriately reward performance of the management team and individual executives, in response to evolving challenges.

        Although the Committee has no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, it has established a pay mix for named executive officers with a relatively equal balance of both, providing a competitive set salary with a significant portion of compensation awarded on both company and personal performance. Executive compensation is divided between current and long-term compensation, and cash and non-cash compensation, for competitive reasons, to conform with market norms, to provide named executive officers with attractive levels of current pay while encouraging them to remain with our company for the long-term and to make a significant portion of their pay dependent on long-term performance. A significant portion of the cash compensation is also performance-based and is reduced or increased based on both the performance of our company and individual performance. Decisions with respect to one type of compensation discussed in this paragraph directly impact the other types of compensation described in this paragraph.

        The Committee has retained an individual, who is employed by Watson Wyatt, as its outside compensation advisor. The compensation advisor provides no services to our company other than advice to the Committee and advice to the Nominating and Governance Committee relating to director compensation. Watson Wyatt, the employer of the outside compensation advisor, provides services to SPX management including advice relating to executive compensation, retirement and pension plan administration and actuarial work, healthcare strategy and pricing, M & A due diligence, technology solutions and survey data services. The Committee has determined that its compensation advisor provides objective and competent advice. In 2005, the compensation advisor conducted an independent and comprehensive review of our executive compensation program, including tally sheets showing total remuneration of each named executive officer, and an evaluation of the market positioning for total compensation and individual pay elements, the results of which were discussed at a series of Committee meetings. Specifically, the review covered the following broad compensation and benefits areas:

  •
  Total Compensation: direct compensation elements such as base salary, annual target bonus and long-term incentives (both cash and stock) and changes in peer group long-term incentive practices;

  •
  Peer Group Performance Analysis: historical peer group analysis of key financial metrics relevant to the annual bonus plan and stock-based compensation;

  •
  Executive Retirement Benefits: qualified and nonqualified retirement programs including major plan design provisions and resulting retirement benefits for each officer;

  •
  Executive Benefits and Perquisites: officer benefits such as retiree healthcare, life insurance, long-term disability, and perquisites; and

  •
  Termination Scenarios: analysis of current severance and change-in-control arrangements to quantify officer severance benefits and associated company cost under various termination scenarios (e.g., voluntary termination, involuntary termination, retirement).

        The Committee, with the assistance of the compensation advisor, used a peer group of industrial manufacturing companies possessing similar size and characteristics to SPX, and against which we compete for talent, to benchmark 2006 compensation for our named executive officers. These companies are:

•	American Standard Cos. Inc.	•	Eaton	•	Parker-Hannifin Corp.
•	Carlisle Cos, Inc.	•	Harsco Corp.	•	Pentair, Inc.
•	Crane Co.	•	Ingersoll-Rand Co. Ltd.	•	Rockwell Automation
•	Cooper Industries, Ltd.	•	Illinois Tool Works	•	Textron, Inc.
•	Danaher Corp.	•	ITT Corp.	•	Timken Co.
•	Dover Corp.

        SPX was also benchmarked against major industrial companies, consisting of General Electric, Tyco, United Technologies, Honeywell and Emerson Electric, in addition to the above peer group for program design purposes. A variety of compensation surveys that provide market data for comparably sized companies across a large number of general industry and manufacturing companies were used to supplement the peer group data. The compensation advisor used regression analysis to adjust for size and other relevant factors. The results of the compensation advisor's review in 2005 were used in establishing various elements of compensation for named executive officers for 2006, including salaries, bonus opportunities and equity grants. An update to this review was completed in 2006 and was used in establishing those elements of compensation for 2007.

        Management plays an important role in the compensation-setting process. The most significant aspects of management's role are:

  •
  preparing information for each Committee meeting;

  •
  evaluating performance of each executive officer other than our President and CEO;

  •
  recommending business performance targets and objectives; and

  •
  offering recommendations regarding salary levels, bonus targets and equity awards.

        The Committee establishes and approves all elements of compensation for our President and CEO based on recommendations by management and the compensation advisor. The outside compensation advisor and our President and CEO recommend compensation levels for the other named executive officers based on market data compiled by the compensation advisor and our internal executive compensation function, and according to our compensation philosophy and objectives. The Committee then takes the recommendations into consideration in setting salaries for the other named executive officers.

        The Committee reviews named executive officer compensation at least annually, with a thorough review usually conducted at its December meeting. The following sections describe each element of our executive compensation program.

Base Salary

        Base salary is the guaranteed element of our executive compensation program. The Committee considers the base salary and total compensation market data compiled by the outside compensation advisor and our internal executive compensation function in the context of the executive's role and responsibilities, experience and tenure, individual performance and contribution to our results, internal pay equity, and to a lesser extent, our recent performance and overall salary increases for the broader employee population.

        The Committee reviewed officer salaries in December, 2005 and approved increases effective January 1, 2006. Mr. Kearney received an increase of $75,000, or 8.6%, to $950,000, and Mr. Foreman received an increase of $75,000, or 15%, to $575,000. The adjustment for Mr. Kearney was based on his prior appointment as President and Chief Executive Officer and the Committee's determination that his base salary had not been adequately adjusted commensurate with that role, and on his leadership role in executing our business initiatives. The adjustment for Mr. Foreman was based on his appointment as an Executive Vice President and formal assignment of responsibility for the Asia Pacific region. The 2006 salary increases for the other named executive officers averaged approximately 3.4%, in line with our overall budget for salary increases for all salaried employees. In each case, the Committee determined the named executive officer contributed significantly to executing our business initiatives through his performance, individually and as part of a team.

Annual Bonuses

        In 2006, our stockholders approved the Executive Annual Incentive Plan (the "Incentive Plan"), which links incentive awards to the creation of investor wealth and is designed to promote a culture of performance and ownership. We designed the Incentive Plan to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and thereby maximize tax deductibility of officer bonuses.

        The Committee administers the Incentive Plan, establishing 2006 performance goals based on operating profit margin and operating cash flow. Following the end of the fiscal year, the Committee determined that the performance goals were satisfied and that each officer was eligible for a bonus of up to 200% of the target bonus amount specified, as a percentage of base salary, as follows: 100% for Messrs. Kearney, O'Leary, Foreman and Riordan; and 80% for Messrs. Canterna and Kowalski.

        The Committee may reduce an award to any participant under the Incentive Plan, including a reduction to zero, based on factors it determines to be appropriate in its sole discretion. The Committee exercised its discretion and awarded bonuses to the named executive officers for 2006 by reference to the targets used to determine bonuses for our non-officer executive and management employees in the interest of internal pay equity and in accordance with the philosophy and objectives described above. The targets for corporate-level employees determined by the Committee were an improvement in bonus operating margins of 50 basis points and bonus operating cash flows equivalent to 100% conversion to net income. For segment employees, the targets for bonus operating income determined by the Committee varied based on business conditions and internal expectations, while the bonus operating cash flow targets were equivalent to 100% conversion to bonus operating income. The Committee chose these metrics to reward focus on and execution relating to improving corporate performance by managing corporate overhead expenses, improving the quality and volume of earnings, and efficient use of capital, and because it sought metrics that are transparent, easy to communicate and consistent with compensation plans at mainstream industrial companies. Based on those criteria, participants were eligible for potential awards between 0% and 200% of their target bonus amounts.

        The Committee awarded bonuses to the corporate-level participants for 2006 at the 192.6% level, due to our company significantly exceeding operating profit margin and operating cash flow targets.

        Mr. Canterna's 2006 bonus was based 50% on our corporate performance and 50% on the performance of the Flow Technology segment. The Committee awarded bonuses to Flow Technology segment participants for 2006 at the 154.9% level, due to the segment significantly exceeding operating profit and operating cash flow targets.

        Mr. Kowalski's 2006 bonus was based 50% on our corporate performance and 50% on the performance of the Test and Measurement segment. The Committee awarded bonuses to Test and Measurement segment participants for 2006 at the 129.8% level, due to the segment significantly exceeding operating profit and operating cash flow targets.

        Participants receive 80% of the final bonus amount based on business performance, with the remaining 20% awarded based on individual performance. The Committee considered the individual performance of each named executive officer and determined that each had earned the full 20% available for individual performance based on the officer's performance in executing our business initiatives as described above.

Equity-Based Awards

        Beginning in 2005, the Committee instituted annual grants of restricted stock with performance vesting thresholds for eligible SPX employees, including named executive officers. We designed the restricted stock grants to be consistent with our guiding principles by promoting long-term stock ownership and exposing executives to the risks and rewards faced by our long-term stockholders.

        Our performance-based restricted stock only vests, in equal amounts over three years, if total stockholder return for SPX stock exceeds the total stockholder return of the S&P 500 index for the measurement period. If SPX total stockholder return exceeds the S&P 500 for the prior year or for the cumulative period since the grant date, one-third of the grant associated with that year will vest. If SPX's total stockholder return exceeds the S&P 500 for the cumulative period, any unvested portion of the grant that was subject to vesting on or prior to the vesting date will vest. As of January 2007, two-thirds of the restricted stock awards granted in 2005 have vested and one-third of the 2006 restricted stock grants have vested, as a result of SPX's total stockholder return exceeding that of the S&P 500 index for 2005 and 2006.

        We pay dividends on all unvested restricted stock to the extent dividends are paid on SPX common stock, and these dividends are considered part of the overall officer compensation package and are not subject to risk of forfeiture. In certain termination scenarios and in the case of a change in control, described more fully under "Potential Payments Upon Termination or Change-in-Control," beginning on p. 44, employees, including the named executive officers, become immediately vested in all SPX equity awards, including shares subject to performance vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change in control. We also believe that vesting upon a change in control without termination ("single trigger" treatment) benefits our stockholders because it:

  •
  is the prevalent approach among our peer companies and therefore supports the competitiveness of our equity awards and total compensation;

  •
  provides greater certainty as to how outstanding awards would be treated after a change in control; and

  •
  helps to ensure that all employees are treated equitably with respect to outstanding equity grants regardless of what happens to their employment status as a result of the change in control.

        Restricted stock awards are made pursuant to terms and conditions contained in our 2002 Stock Compensation Plan. The Committee determined the number of shares granted to each named executive officer based on several factors, including our overall 2005 performance, evaluation of the senior management team in executing the business plan and strategic objectives for 2005, the individual executive officer's performance assessment, and the peer group market data supplied by its outside compensation advisor.

        In 2006, the annual grants to the named executive officers were as follows: Mr. Kearney, 100,000 shares; Mr. O'Leary, 35,000 shares; Mr. Riordan, 40,000 shares; Mr. Foreman, 35,000 shares; Mr. Kowalski, 15,000 shares; and Mr. Canterna, 15,000 shares. The increase in Mr. Kearney's annual grant from 70,000 shares in 2005 to 100,000 shares in 2006 was based on his prior appointment as President and Chief Executive Officer and the Committee's determination that his equity compensation had not been adequately adjusted commensurate with that role. The increase in Mr. Riordan's annual grant from 35,000 shares in 2005 to 40,000 shares in 2006 was based on his prior appointment from Co-Chief Operating Officer to the sole Chief Operating Officer and the Committee's determination that his equity compensation had not been adequately adjusted commensurate with that role. None of the other named executive officers received an increase from the number of shares awarded in 2005.

        The Committee also may make, and in the past has made, special grants to named executive officers, which grants may be subject to performance or time vesting as described more fully under "Equity Grants Practices" below.

        In accordance with a five-year arrangement beginning in 2003, we granted shares of restricted stock annually to Messrs. Kearney, O'Leary and Foreman to provide them a "true-up" for their respective state tax increases incurred as a result of the relocation of SPX's corporate headquarters to Charlotte, North Carolina. These restricted shares vest on June 30th of the year granted or upon death, disability, retirement, or a change in control. In the event of termination of employment for a reason other than death, disability or retirement or a change in control prior to vesting, these restricted shares would be forfeited. "True-up" grants were made to the following named executive officers in 2006: Mr. Kearney, 1,136 restricted shares; Mr. O'Leary, 1,247 restricted shares; and Mr. Foreman, 809 restricted shares. The final grants under this arrangement were made in February 2007.

Equity Grants Practices

        The Committee approves annual restricted stock grants at its December meeting preceding the grant year, and determines the effective date of these awards without regard to current or anticipated stock price levels or the release of material non-public information. Rather, consistent with the calendar year performance measurement periods applicable to the awards, the Committee sets the first trading day of the grant year as the effective date. The Committee also may make, and in the past has made, special grants during the course of the year, primarily for new hires, for promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant or upon a date certain following the grant date, such as the date on which a new hire commences employment.

        The Committee has delegated authority to our President and CEO, who is also a director, to grant a limited number of equity awards to persons other than Section 16 officers of SPX. These awards may be subject to performance or time vesting, and may not exceed 15,000 shares to any person at one time or more than 75,000 shares in the aggregate per fiscal year. The Committee reviews grants made pursuant to this authority at least annually.

        We have not granted stock options to any employee since 2003. During 2006, we conducted an internal review of historical option grant practices to determine if there had been any known instances of backdating grants to reduce the exercise price below the price on the date the grants were approved, or inappropriate timing of grants such that employees benefited from a lower, more favorable exercise price. It was determined that no improper practices had occurred.

Stock Ownership Guidelines

        In 2005, the Committee approved the following executive stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executives to align their financial interests with those of stockholders. The guidelines are denominated as a dollar value expressed as a multiple of base salary:

Chief Executive Officer	500% of salary
Chief Operating Officer	400% of salary
Other Executive Officers	300% of salary
Other executives designated by the Committee	100% - 200% of salary

        Shares held in family trusts, shares held in retirement plan accounts, unvested restricted shares and share units subject only to time vesting restrictions, and 70% of unvested restricted shares and share units subject to performance vesting conditions are deemed to be owned shares for purposes of these guidelines. Unexercised stock options are excluded. Officers are asked to attain the desired level of stock ownership within five years of becoming an officer. Each named executive officer meets the minimum stock ownership requirements.

Other Benefits and Perquisites

        The Committee believes the perquisites we offer are cost effective, in that they command a higher perceived value to the officer than our actual costs. We provide these benefits to attract and retain executives in a competitive marketplace, and believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies.

        Named executive officers participate in the SPX Corporation Executive Long-Term Disability Plan, which provides a supplemental benefit in excess of the $200,000 maximum annual earnings limit provided by the Group LTD Plan available to all eligible SPX employees. The benefit under the Executive LTD Plan, when combined with the benefit under the Group LTD plan, is equal to approximately 60% of the named executive officer's salary on an after-tax basis. The LTD benefit is payable until the earlier of the end of the disability or age 65, and is offset by any income, including income from our retirement plans. Further information is provided in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 44.

        Key managers including the named executive officers participate in a self-insured supplemental death benefit plan. If a participant dies during active service with us, his or her beneficiary will receive a payment equal to two times his or her base salary at the time of death, increased for associated income taxes payable. If a participant dies after retirement, the payment is reduced to one times final salary and increased for income taxes payable. This death benefit coordinates with the group life insurance program maintained for other SPX employees. Proceeds paid under the group life plan are not taxable to the beneficiary.

        Named executive officers will receive an annual reimbursement of their retiree medical premiums under our retiree medical plan for themselves, their spouses and eligible dependents provided they satisfy the normal SPX eligibility requirements for access to retiree health insurance coverage. These reimbursements will continue until death of the named executive officer or his spouse, in the event he pre-deceases his spouse, in the case of Messrs. Kearney, O'Leary and Foreman, or until reaching Medicare eligibility age in the case of Messrs. Canterna and Kowalski. In the event we terminate access for retiree health care for retirees in general, annual reimbursements will continue to be provided for comparable medical coverage under an individual or group policy subject to a maximum annual limit equal to 150% of the most recent premium, with a 5% maximum annual inflation adjustment. The expense for this coverage is provided in the Summary Compensation Table, on p. 31. Further information is provided in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 44.

        In connection with the relocation of our headquarters to Charlotte, North Carolina in 2002, all our then-employees who relocated, including Messrs. Kearney, O'Leary and Foreman, were eligible to receive interest-free, 20-year relocation loans to finance the purchase of a principal residence. We offered this benefit to induce employees to relocate, and in consideration of the prevalence of such arrangements at the time. Each of Messrs. Kearney, O'Leary and Foreman received loans in the amount of $1.5 million (which remains the outstanding balance), secured by a mortgage on the related residence. Employees who availed themselves of this loan, including the named executive officers, are required to repay the loan before the maturity date if they cease to be employed by us, sell the residence, change their principal residence, or are transferred from the corporate headquarters. The loan will be forgiven in the event of death, disability or a change in control. The amount representing the market interest on the loan is included in the Summary Compensation Table, on p. 31 and accompanying notes.

        We also provide our named executive officers the following perquisites, which we believe are comparable overall to those provided by similar companies:

  •
  a car allowance;

  •
  an annual physical exam;

  •
  annual financial counseling and tax preparation; and

  •
  country club dues.

        In addition, our Chief Executive Officer may utilize our aircraft for personal travel for himself and his spouse. Our other named executive officers may be permitted personal use of our aircraft for themselves and their spouses if approved by our Chief Executive Officer. This benefit enhances security for our officers and allows them to devote more time to SPX business. The cost to us of all perquisites is disclosed under the "All Other Compensation" column in the Summary Compensation Table, on p. 31 and accompanying notes.

        Following revisions to the vacation accrual policy, officers can no longer accrue more than five weeks of vacation. Officers with an excess of five weeks vacation currently accrued will not accrue vacation until the amount of accrued vacation is below five weeks.

Retirement and Deferred Compensation Plans

        The named executive officers are participants in the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"), which is described in the narrative accompanying the Pension Benefits Table, on p. 41. Some of the named executive officers are also participants in the

SPX Corporation Individual Account Retirement Plan (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan (the "SIARP"), which are also described in the narrative accompanying the Pension Benefits Table. Any amounts paid from the TMP are reduced by payments made from the IARP and SIARP.

        We believe the executive retirement program has played an essential role in attracting and retaining executive talent. The TMP is the most significant element of this program, and has been in place for over 20 years (since October 22, 1985). Messrs. Kearney, O'Leary and Foreman, our longer serving named executive officers, have credited service in the TMP since 1997, 1996 and 1999, respectively. At the conclusion of its review of executive compensation conducted in 2005, the Committee reduced benefits provided by the TMP for officers hired or elevated on or after August 24, 2005. These changes include a reduced benefit, longer accrual period, higher early retirement age and reduction factor, and a 50% survivorship benefit. The Committee's practice is not to attempt to retroactively reduce benefits we have agreed to provide to our officers. For this reason, and in recognition of the significant efforts made and results achieved by its then-existing officers, the Committee did not request that officers hired or elevated prior to August 24, 2005 agree to a reduction in their TMP benefits. The Summary Compensation Table, on p. 31, and the Pension Benefits Table, on p. 41, and their accompanying notes, provide further information concerning the annual increase in benefit value, accrued benefits and other terms of the TMP, IARP and SIARP. Retirement benefits payable upon a named executive officer's termination of employment are quantified and described in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 44.

        Named executive officers and other management participate in the Supplemental Retirement Savings Plan (the "SRSP"), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses. Participants receive the same company matching contribution on voluntary deferrals under the SRSP as for deferrals under the SPX Corporation Retirement Savings and Stock Ownership Plan (the "401(k) Plan") available to all eligible SPX employees. The maximum match available between both the SRSP and 401(k) Plan is 5% of eligible compensation, provided that total contributions in both plans combined are equal to, or greater than, 6% of eligible compensation. All company matching contributions into the 401(k) Plan are invested initially in the SPX Common Stock Fund and are allocated in the form of units. The units consist primarily of SPX Common Stock, with a portion of the fund in cash, for purposes of administrative convenience. All company matching contributions into the SRSP are made in cash and invested according to the participant's elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan, except that the SPX Company Stock Fund and a stable value fund are not available under the SRSP. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. SRSP participants elect the form and timing of payment of their SRSP deferral account prior to the year in which it is deferred. Participants may elect to receive their accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2). Additional information describing the 401(k) Plan and SRSP, and contributions and account balances for the named executive officers, is presented in the Nonqualified Deferred Compensation Table, on p. 43.

Termination and Change-in-Control Provisions

        The Committee believes that, in addition to current and long-term compensation, it is important to provide our officers with competitive post-employment compensation. Post-employment compensation consists of two main types — retirement benefits, such as non-qualified pension and deferred compensation plans, and termination and change-in-control provisions. The Committee seeks to ensure that the combined package of current and retirement or termination benefits is competitive at the time the package is negotiated. As described above, the Committee continually reviews its total compensation levels, and recently adjusted retirement benefits for officers we have named after August 24, 2005 to provide a reduced benefit, longer accrual period, higher early retirement age and reduction factor, and a lower survivor benefit.

        Severance arrangements have unique characteristics and value. For example, it may be necessary to offer severance agreements to prospective executives who forego significant bonuses and equity awards at the companies they are leaving or who face relocation expenses and family disruption in order to accept employment with us. Generally, executives are more willing to accept these risks and costs if they are protected in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often assign significant value to severance agreements because they provide protection for lost professional opportunities in the event of a change in control. Our current severance arrangements are also designed to protect stockholder interests by stabilizing management should periods of uncertainty arise. Severance agreements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of loss, both financial and professional, that management may face when recommending a sale to or merger with another company. Because our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ from pay for performance, and because severance agreements represent a contractual obligation of our company, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements. Decisions relating to other elements of compensation have, however, reduced potential obligations upon certain termination events, particularly termination upon change in control.

        Termination and Change-in-Control Agreements are further discussed and quantified in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 44.

Tax Deductibility

        The Committee seeks to structure executive compensation in a tax efficient manner. It reviews compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code. For example, in 2006 we received stockholder approval of a new executive bonus plan and an amended and restated stock compensation plan, both of which were designed to maximize tax deductibility of those elements of compensation under Section 162(m). To maintain flexibility in structuring executive compensation to achieve its goals and compensation philosophy, the Committee has not adopted a policy requiring all compensation to be tax deductible.

Impact on Compensation from Misconduct

        If the Board of Directors were to determine that a named executive officer had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose the appropriate discipline on the wrongdoer. Discipline would vary based on the facts and circumstances, but may include termination of employment or other appropriate actions.

        The Committee has no formal policy beyond the requirements of the Sarbanes-Oxley Act of 2002, other than as set forth below, to retroactively adjust compensation in the event of a restatement of financial or other performance results. The Executive Annual Incentive Plan applicable to executive officers beginning in 2006 provides for repayment or forfeiture of Incentive Bonuses under specified circumstances if the company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any Incentive Bonus payment earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement must be paid back to the company. To the extent that such Incentive Bonus was deferred under a nonqualified deferred compensation plan maintained by the company rather than paid to the executive officer, the amount of bonus deferred (and any earnings from it) must be forfeited.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the SPX Board of Directors includes five directors who are independent, as defined under SEC rules and the listing standards of the New York Stock Exchange. Additionally, each member of the Compensation Committee is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews SPX's Compensation Discussion and Analysis on behalf of the Board of Directors.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and SPX's annual report on Form 10-K for the year ended December 31, 2006.

Compensation Committee David P. Williams, Chairman J. Kermit Campbell Sarah R. Coffin Emerson U. Fullwood Charles E. Johnson II, Ex-Officio, Non-Voting Member

Summary Compensation Table for 2006

        This table summarizes the compensation for the named executive officers. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, our three most highly compensated officers who were serving as officers as of December 31, 2006, and Mr. Riordan, who would have been one of our three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer had he been serving as an officer as of December 31, 2006.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)		Total ($)

Christopher J. Kearney President, Chief Executive Officer and Director	2006	$950,000	$3,531,471	$1,829,985	$1,446,538	$387,658	(5)	$8,145,652

Patrick J. O'Leary Executive Vice President, Treasurer and Chief Financial Officer	2006	$777,000	$2,336,067	$1,496,735	$765,702	$271,732	(6)	$5,647,236

Robert B. Foreman Executive Vice President, Human Resources and Asia Pacific	2006	$575,000	$1,813,083	$1,107,623	$501,346	$246,262	(7)	$4,243,314

Don L. Canterna Segment President, Flow Technology	2006	$360,298	$989,185	$515,558	$98,070	$122,686	(8)	$2,085,797

David A. Kowalski Segment President, Test and Measurement	2006	$386,034	$957,673	$498,154	$50,093	$46,288	(9)	$1,938,242

Thomas J. Riordan (10) Former Chief Operating Officer	2006	$725,000	$1,492,825	$1,396,568	$1,209,491	$120,579	(11)(12)	$4,944,463

(1)
Named executive officers are eligible to defer up to 50% of their salaries into the SPX Corporation Retirement Savings & Stock Ownership Plan, a tax-qualified retirement savings plan (the "401(k) Plan") (up to applicable IRS limits), and up to 50% of their salaries into the SPX Corporation Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the "SRSP"). In 2006, the following named executive officers deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$15,000	$162,692

Mr. O'Leary	$15,000	$32,873

Mr. Foreman	$8,846	$78,952

Mr. Canterna	$2,056	$0

Mr. Kowalski	$4,444	$0

Mr. Riordan	$15,000	$95,515

(2)
Represents the FAS 123R cost of equity as recorded in our financial statements in 2006. See note 15 to the financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2006 for additional information regarding the calculation of these numbers. The amounts shown exclude the effects of estimated forfeitures related to service-

  based vesting conditions. The reported cost consists of the following grants made under our 2002 Stock Compensation Plan: (i) annual grants made on February 18, 2004; (ii) annual grants made on January 3, 2005; (iii) grants made upon conversion of EVA bank balances (described below) on, in the case of Messrs. Kearney, O'Leary, Foreman and Riordan, May 6, 2005, in the case of Mr. Canterna, July 30, 2004 and in the case of Mr. Kowalski, July 15, 2005; (iv) annual grants made on January 3, 2006; and (v) grants made on February 20, 2006 to "true-up" certain named executive officers for state tax increases incurred as a result of the relocation of SPX's corporate headquarters to Charlotte, North Carolina. See the Grants of Plan-Based Awards table, on p. 35, for more information on these grants.

(3)
Named executive officers are eligible to defer up to 50% of their 2006 non-equity incentive compensation award into the 401(k) Plan (up to applicable IRS limits), and up to 100% of their 2006 non-equity incentive compensation award into the SRSP. In 2007, the year in which they received the 2006 non-equity incentive compensation award, the following named executive officers deferred the following portions of their non-equity incentive compensation awards into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$0	$373,689

Mr. O'Leary	$0	$753,012

Mr. Foreman	$6,346	$213,402

Mr. Canterna	$8,211	$0

Mr. Kowalski	$9,824	$0

Mr. Riordan	$0	$0

(4)
The change in pension value is based on assumed discount rates of 5.75% at December 31, 2005 and 6.00% at December 31, 2006. There were no above-market earnings on non-qualified deferred compensation to report for any of the named executive officers in 2006.

(5)
Mr. Kearney received $387,658 in All Other Compensation, including:

•
$42,264, representing the cost to us for personal use of our aircraft;

•
$47,680 for the tax gross-up on the restricted share "true-up" described in footnote (2) above;

•
$11,000 in matching contributions to the 401(k) plan;

•
$84,625 in matching contributions to the SRSP;

•
$79,650 that he was deemed to receive in 2006 representing the market interest rate on the $1.5 million interest-free loan that he received in November, 2001, in connection with his relocation to Charlotte, North Carolina; and

•
the change in value between December 31, 2005 and December 31, 2006 of the key manager life insurance benefit of $38,778, and of the retiree medical benefit of $39,219, based on assumed discount rates of 5.75% and 6.00% on those dates, respectively.

    The remaining $44,442 consisted of a car allowance; country club dues and applicable tax gross-up; financial planning and applicable tax gross-up; applicable tax gross-up on the personal use of the company aircraft; executive physical; and coverage under the long term executive disability plan.

(6)
Mr. O'Leary received $271,732 in All Other Compensation, including:

•
$52,339 for the tax gross-up on the restricted share "true-up" described in footnote (2) above;

•
$11,000 in matching contributions to the 401(k) plan;

  •
  $65,962 in a matching contributions to the SRSP;

  •
  $79,650 that he was deemed to receive in 2006 representing the market interest rate on the $1.5 million interest-free loan that he received in November, 2001, in connection with his relocation to Charlotte, North Carolina; and

  •
  the change in value between December 31, 2005 and December 31, 2006 of the key manager life insurance benefit of $20,875, based on assumed discount rates of 5.75% and 6.00% on those dates, respectively.

    The remaining $41,906 consisted of a car allowance; country club dues and applicable tax gross-up; executive physical, the change in the value of the executive retiree medical benefit between December 31, 2005 and December 31, 2006, based on assumed discount rates of 5.75% and 6.00% on those dates, respectively; and coverage under the long-term executive disability plan.

(7)
Mr. Foreman received $246,262 in All Other Compensation, including:

•
$33,955 for the tax gross-up on the restricted share "true-up" described in footnote (2) above;

•
$11,000 in matching contributions to the 401(k) plan;

•
$23,221 in a matching contributions to the SRSP;

•
$84,000 that he was deemed to receive in 2006 representing the market interest rate on the $1.5 million interest-free loan that he received in February, 2002, in connection with his relocation to Charlotte, North Carolina; and

•
the change in value between December 31, 2005 and December 31, 2006 of the key manager life insurance benefit of $21,281, and of the retiree medical benefit of $32,771, based on assumed discount rates of 5.75% and 6.00% on those dates, respectively.

    The remaining $40,034 consisted of a car allowance; country club dues and applicable tax gross-up; financial planning and applicable tax gross-up; executive physical; the incremental cost for the personal use of the company aircraft; applicable tax gross-up on the personal use of the company aircraft; and coverage under the long-term executive disability plan.

(8)
Mr. Canterna received $122,686 in All Other Compensation, including:

•
$33,426 in country club dues;

•
$16,613 for the tax gross-up on the country club dues; and

•
$26,040 representing the change in value between December 31, 2005 and December 31, 2006 of the key manager life insurance benefit, based on assumed discount rates of 5.75% and 6.00% on those dates, respectively.

    The remaining $46,607 consisted of a car allowance; financial planning and applicable tax gross-up; the change in the value of the executive retiree medical benefit between December 31, 2005 and December 31, 2006, based on assumed discount rates of 5.75% and 6.00% on those dates, respectively; coverage under the long-term executive disability plan; and a matching contribution to the 401(k) Plan.

(9)
Mr. Kowalski received $46,288 in All Other Compensation, including $11,000 in matching contributions to the 401(k) plan. The remaining $35,288 consisted of a car allowance; country club dues and applicable tax gross-up; the change in value of the key manager life insurance benefit and the executive retiree medical benefit between December 31, 2005 and December 31, 2006, based assumed discount rates of 5.75% and 6.00% on those dates, respectively; the incremental cost for the personal use of the company aircraft; applicable tax gross-up on the personal use of the company aircraft; and coverage under the long-term executive disability plan.

(10)
Mr. Riordan resigned as our Executive Vice President and Chief Operating Officer on December 29, 2006, and resigned as an employee of our company on January 2, 2007.

(11)
Upon his resignation, Mr. Riordan forfeited all shares that did not vest by January 31, 2007. Mr. Riordan forfeited all but 33,334 of the 82,125 shares of unvested restricted stock he held.

(12)
Mr. Riordan received $120,579 in All Other Compensation, including:

•
$11,000 in matching contributions to the 401(k) plan;

•
$29,279 in a matching contribution to the SRSP; and

•
the change in value between December 31, 2005 and December 31, 2006 of the key manager life insurance benefit of $31,518, and of the retiree medical benefit of $32,330, based on assumed discount rates of 5.75% and 6.00% on those dates, respectively.

    The remaining $16,452 consisted of a car allowance; country club dues and applicable tax gross-up; the incremental cost for the personal use of the company aircraft; and coverage under the long-term executive disability plan.

        The above benefits are provided pursuant to the terms of employment agreements with each named executive officer. The agreements are the same with the exception of differing titles (and associated reporting responsibilities), annual base salary levels, retiree medical terms, allowance amounts for annual income tax return preparation and financial planning, and with respect to Messrs. Canterna and Kowalski, a different employment term duration. Mr. Riordan's employment agreement terminated in connection with his resignation. The agreements have a rolling two-year term with the exception of the agreements of Messrs. Canterna and Kowalski, which have a rolling one-year term. The expiration date is automatically extended by one day for each day of the term that elapses.

        Under the agreements, we are not permitted to reduce the annual base salary rate without the named executive officer's consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and equity-based compensation plans that we establish or maintain for our officers. The agreements further provide for continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are continued pursuant to the agreements.

        The cost to us for the personal use of our aircraft includes the variable costs of using the aircraft, including fuel, travel expenses for the crew, airport fees and food and beverages.

        The SPX Foundation (the "Foundation") will make matching donations for charitable contributions by each executive officer, up to a total of $50,000 annually. Similarly, the Foundation will make matching donations for charitable contributions for any employee or non-employee director up to a total of $20,000 per year. The Foundation made matching contributions in 2006 for the named executive officers above $20,000 in the following aggregate amounts: Mr. Kearney, $20,000; Mr. O'Leary, $30,000; and Mr. Foreman, $29,400.

        See "Compensation Discussion and Analysis—Base Salary"; "—Annual Bonuses"; "—Equity-Based Awards"; "—Other Benefits and Perquisites"; "—Retirement and Deferred Compensation Plans"; and "—Tax Deductibility," beginning on p. 20, for further discussion and explanation of each element of compensation.

Grants of Plan-Based Awards for 2006

        The following table provides information regarding equity and non-equity awards granted to the named executive officers for 2006.

	Grant Date (1)	Award Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards

Name			Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)	Target (#) (5)		(#) (6)	($) (7)
Christopher J. Kearney President, Chief Executive Officer & Director	1/1/2006 1/3/2006 2/20/2006	12/13/2005 12/13/2005	$237,500	$950,000	$1,900,000	100,000		1,136	$ $	3,450,000 53,892

Patrick J. O'Leary Executive Vice President, Treasurer & Chief Financial Officer	1/1/2006 1/3/2006 2/20/2006	12/13/2005 12/13/2005	$194,250	$777,000	$1,554,000	35,000		1,247	$ $	1,207,500 59,158

Robert B. Foreman Executive Vice President, Human Resources & Asia Pacific	1/1/2006 1/3/2006 2/20/2006	12/13/2005 12/13/2005	$143,750	$575,000	$1,150,000	35,000		809	$ $	1,207,500 38,379

Don L. Canterna Segment President, Flow Technology	1/1/2006 1/3/2006	12/13/2005 12/13/2005	$108,150	$288,400	$576,800	15,000				$517,500

David A. Kowalski Segment President, Test & Measurement	1/1/2006 1/3/2006	12/13/2005 12/13/2005	$115,875	$309,000	$618,000	15,000				$517,500

Thomas J. Riordan Executive Vice President & Chief Operating Officer	1/1/2006 1/3/2006	12/13/2005 12/13/2005	$181,250	$725,000	$1,450,000	40,000	(8)			$1,380,000

(1)
The Compensation Committee approves annual restricted stock grants and bonuses at the December Compensation Committee meeting preceding the grant year. The Compensation Committee determines the effective date of such awards without regard to current or anticipated stock price levels or the release of material non-public information. Rather, consistent with the calendar year performance measurement periods applicable to such awards, the Committee sets the first trading day of the grant year as the effective date for stock awards and the first day of the year for bonuses. True-up awards are granted at and awarded as of the Compensation Committees' February meeting. See Footnote 6 for more information.

(2)
Represents the amount payable under the Executive Bonus Plan provided the metric achieved according to the applicable targets is equal to 25% for Corporate and 50% for each of the Test & Measurement and Flow Technology Segment measurements.

(3)
Represents the amount payable under the Executive Bonus Plan provided the metric achieved according to the applicable targets is equal to 100%.

(4)
Represents the amount payable under the Executive Bonus Plan provided the metric achieved according to the applicable targets is equal to 200%, the maximum amounts payable under the Executive Bonus Plan.

(5)
Assumes all stock will vest. See "Compensation Discussion and Analysis," beginning on p. 20, for a description of the performance vesting requirements.

(6)
In accordance with a five-year arrangement adopted by the Compensation Committee on December 20, 2002, effective as of January 2003, we granted restricted shares annually to Messrs. Kearney, O'Leary and Foreman to "true-up" the individuals for their respective state tax increases incurred as a result of the relocation of SPX's corporate headquarters from Muskegon, Michigan to Charlotte, North Carolina. These awards vest on June 30 of the year granted. See note 15 to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006 for the assumptions made in the valuation of these awards.

(7)
Represents the FAS 123R grant date fair market value, based on the closing price of our stock on the day prior to the grant.

(8)
At his termination, Mr. Riordan forfeited 26,667 of his January 3, 2006 restricted stock award.

Outstanding Equity Awards at Fiscal Year-End 2006

        The following table set forth information detailing the outstanding equity awards held by each of our named executive officers at December 31, 2006.

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)

Christopher J. Kearney				12,945	(2)	$791,716
				8,334	(3)	$509,707
							100,000	(4)	$6,116,000
							46,667	(5)	$2,854,154
	34,000	$30.000000	8/26/2008
	66,000	$37.500000	8/26/2008
	50,000	$38.570000	1/2/2013
	50,000	$38.906250	1/3/2010
	66,000	$45.000000	8/26/2008
	3,888	$46.540000	1/2/2008
	20,890	$46.540000	1/4/2009
	50,000	$48.440000	1/2/2011
	18,090	$50.010000	1/2/2008
	9,674	$58.500000	2/10/2007
	50,000	$69.430000	1/2/2012
	2,750	$72.000000	2/10/2007
	14,146	$72.000000	2/10/2007
	1,220	$72.000000	1/2/2008

Patrick J. O'Leary				25,744	(2)	$1,574,503
				11,667	(3)	$713,554
							35,000	(4)	$2,140,600
							23,334	(5)	$1,427,107
	70,000	$38.570000	1/2/2013
	70,000	$38.906250	1/3/2010
	10,034	$46.475000	1/4/2009
	29,422	$47.565000	1/2/2008
	70,000	$48.440000	1/2/2011
	11,964	$50.010000	1/2/2008
	18,512	$50.390000	1/4/2009
	250,000	$60.000000	6/23/2009
	70,000	$69.430000	1/2/2012
	250,000	$72.500000	6/23/2009
	250,000	$85.000000	6/23/2009
	250,000	$97.500000	6/23/2009

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)

Robert B. Foreman				11,492	(2)	$702,851
				8,334	(3)	$509,707
							35,000	(4)	$2,140,600
							23,334	(5)	$1,427,107
	1,468	$53.215000	5/10/2009
	1,172	$58.340000	5/10/2009
	1,988	$67.695000	5/10/2009
	50,000	$69.430000	1/2/2012

Don L. Canterna				1,500	(6)	$91,740
				2,667	(7)	$163,114
				2,631	(8)	$160,912
							15,000	(4)	$917,400
							10,000	(9)	$611,600
	14,000	$38.570000	1/2/2013
	470	$50.335000	2/14/2007
	24,000	$69.430000	1/2/2012

David A. Kowalski				3,000	(6)	$183,480
				2,667	(7)	$163,114
				8,970	(8)	$548,605
							15,000	(4)	$917,400
							10,000	(9)	$611,600
	20,000	$38.570000	1/2/2013
	4,000	$40.500000	2/25/2010
	6,000	$46.531250	7/23/2009
	14,000	$48.440000	1/2/2011
	20,000	$69.430000	1/2/2012

Thomas J. Riordan (10)				10,457	(2)	$639,550
				8,334	(3)	$509,707
							40,000	(4)	$2,446,400
							23,334	(5)	$1,427,107
	100,000	$37.500000	12/10/2007
	50,000	$38.570000	1/2/2013
	100,000	$45.000000	12/10/2007
	50,000	$48.440000	1/2/2011
	19,116	$58.800000	1/3/2010
	18,786	$58.875000	1/4/2009
	19,058	$58.875000	1/2/2008
	18,450	$60.625000	1/4/2009
	19,952	$60.625000	1/3/2010
	50,000	$69.430000	1/2/2012
	6,372	$86.468750	1/14/2007
	7,416	$86.468750	1/14/2007
	16,538	$86.468750	1/2/2008

(1)
Based on the closing price of our common stock on December 29, 2006, $61.16.

(2)
Restricted Shares awarded on May 6, 2005 vest at the rate of 33 1/3 percent per year, with vesting dates of May 6, 2006, May 6, 2007, and May 6, 2008.

(3)
Restricted Shares awarded on February 18, 2004 vest at the rate of 33 1/3 percent per year, with vesting dates of January 30, 2005, January 30, 2006, and January 30, 2007.

(4)
Restricted Shares awarded on January 3, 2006 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2007, January 3, 2008 and January 3, 2009.

(5)
Restricted Shares awarded on January 3, 2005 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2006, January 3, 2007 and January 3, 2008.

(6)
Restricted Shares awarded on July 30, 2004 vest at the rate of 20 percent per year, with vesting dates of July 30, 2005, July 30, 2006, July 30, 2007, July 30, 2008, and July 30, 2009.

(7)
Restricted Stock Units awarded on January 30, 2004 vest at the rate of 33 1/3 percent per year, with vesting dates of January 30, 2005, January 30, 2006, and January 30, 2007.

(8)
Restricted Stock Units awarded July 15, 2005 vest at the rate of 33 1/3 percent per year, with vesting dates of July 15, 2006, July 15, 2007, and July 15, 2008.

(9)
Restricted Shares awarded on March 7, 2005 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2006, January 3, 2007 and January 3, 2008.

(10)
In connection with his resignation, Mr. Riordan's options expire the earlier of the date set forth in the table or December 31, 2007.

Option Exercises and Stock Vested in 2006

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)

Christopher J. Kearney	7,500	$225,000
	26,500	$795,000
			23,333	$1,106,684
			8,333	$395,068
			6,472	$365,668
			1,136	$64,150

Patrick J. O'Leary	14,740	$73,553
	52,500	$1,050,000
	97,500	$1,218,750
	18,600	$377,231
	17,500	$409,708
	32,500	$517,137
			11,666	$553,318
			11,667	$553,132
			12,872	$727,268
			1,247	$70,418

Robert B. Foreman	50,000	$1,118,130
	50,000	$624,570
	50,000	$1,102,158
	100,000	$1,592,450
	100,000	$2,343,190
			11,666	$553,318
			8,333	$395,068
			5,746	$324,649
			809	$45,684

Don L. Canterna			5,000	$237,150
			2,667	$126,442
			1,315	$67,986
			500	$27,155

David A. Kowalski			5,000	$237,150
			2,667	$126,442
			4,484	$231,823
			1,000	$54,310

Thomas J. Riordan			11,666	$553,318
			8,333	$395,068
			5,228	$295,382

(1)
Based on the market price at the time of exercise, less the exercise price.

(2)
Based on the fair market value at time of vesting.

Pension Benefits

        The table below shows the net present value of accumulated benefits payable to each of the named executive officers, including the number of years credited service. No pension benefits payments to named executive officers were made during the 2006 fiscal year.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2) ($)

Christopher J. Kearney	TMP	9.88	$4,829,650
	IARP	9.88	$255,308
	SIARP	9.88	$494,873

Patrick J. O'Leary	TMP	10.21	$6,891,801
	IARP	10.21	$232,466
	SIARP	10.21	$864,238

Robert B. Foreman	TMP	7.65	$2,544,799
	IARP	7.65	$183,462
	SIARP	7.65	$331,150

Don L. Canterna	TMP	1.36	$95,190
	IARP	5.00	$84,008
	SIARP	0	$0

David A. Kowalski	TMP	1.36	$0
	IARP	7.45	$105,817
	SIARP	7.45	$72,353

Thomas J. Riordan	TMP	10.84	$3,236,889
	IARP	10.84	$239,189
	SIARP	10.84	$309,191

(1)
The names of the pension plans are the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"), the SPX Corporation Individual Account Retirement Plan (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan ("SIARP").

  Upon designation by the Compensation Committee, named executive officers participate in the TMP. For those named executive officers who became participants in the TMP prior to August 24, 2005 (Messrs. Kearney, O'Leary, Foreman and Riordan), the benefit formula is 60% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). This target benefit accrues ratably over a 15-year period with the officer receiving the maximum benefit after 15 years. The normal form of payment is a joint and 100% survivor annuity. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 3% per year from age 60.

  For those named executive officers who became participants in the TMP on or after August 24, 2005 (Messrs. Kowalski and Canterna), the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). This target benefit accrues ratably over a 20-year period with the officer receiving the maximum benefit after 20 years. The normal form of payment is a joint and 50% survivor annuity. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.

  For all participants in the TMP, the benefit vests after 5 years of service. Any payments made from the IARP and SIARP reduce amounts payable under the TMP.

  The IARP is a tax-qualified cash-balance defined benefit pension plan covering certain salaried and hourly employees. Employees hired after December 31, 2000 are not eligible to participate in the IARP. The IARP provides participants an account balance credited with principal credits equal to 4% of pensionable earnings up to the Social Security Wage Base and 8% of pensionable earnings over the Social Security Wage Base. The IARP benefit vests after 5 years of service.

  The SIARP is a nonqualified defined benefit plan that provides benefits in excess of the limitation on benefits imposed by the Internal Revenue Code for certain IARP participants. The SIARP provides a benefit equal to the difference between (i) the amount of IARP benefit to which the participant would have been entitled if such benefit were computed without giving effect to the limitations under the Internal Revenue Code less (ii) the amount of the IARP benefit actually payable to the participant.

  In general, "pensionable earnings" for purposes of the TMP and SIARP is the amount reported as wages on a participant's Form W-2 and paid prior to termination of employment, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan, SRSP and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay (but not severance pay) paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits, (v) deferred compensation, (vi) the value of restricted shares and other equity grants, (vii) severance pay paid after termination of employment, and (viii) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, hiring bonuses or other special payments, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, and other similar amounts not paid in cash which are required to be included in taxable income under the Internal Revenue Code.

(2)
The Present Value of Accumulated Benefit assumes a 6.0% discount rate at December 31, 2006 and that payments commence at an unreduced retirement age of 60 years old (62 years old for Messrs. Kowalski and Canterna). All other assumptions and methods are generally consistent with those used for financial reporting (e.g., mortality table and form or payments), except that there has been no consideration of future pay.

Nonqualified Deferred Compensation in 2006

        This table sets forth information relating to the SPX Corporation Supplemental Retirement Savings Plan (the "SRSP"). In-service distributions are not allowed under the SRSP. SRSP participants elect the form and timing of payment of their SRSP deferral account prior to the year in which it is deferred. Participants may elect to receive their accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specific date following separation from service (no later than attainment of age 70 1/2). There were no withdrawals or distributions from nonqualified plans in 2006.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Balance at Last FYE ($)

Christopher J. Kearney	$326,317	$84,625	$367,364	$2,589,338

Patrick J. O'Leary	$199,367	$65,962	$552,214	$4,558,730

Robert B. Foreman	$78,952	$23,221	$117,470	$1,047,161

Don L. Canterna	$0	$0	$906	$20,031

David A. Kowalski	$0	$0	$16,327	$110,549

Thomas J. Riordan	$95,515	$29,279	$250,013	$2,117,713

(1)
Named executive officers are eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Named executive officers may defer up to 50% of their base compensation (excluding bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and bonus deferral elections are made at least six months prior to the beginning of the year to which they relate.

(2)
A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan and is allocated to the fund(s) as selected by the participant. The maximum match available between both the SRSP and 401(k) Plan is 5% of eligible compensation, provided that total contributions in both plans combined are equal to, or greater than, 6% of eligible compensation.

  In general, "eligible compensation" for purposes of the SRSP is the amount reported as wages on a participant's Form W-2, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (v) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, (vi) pay in lieu of notice, (vii) deferred compensation, (viii) the value of restricted shares and other equity grants, and (ix) severance pay paid after termination of employment.

(3)
SRSP participants are allowed to direct how their deferred accounts are invested among the SRSP investment options, which are the same investment options available under the 401(k) Plan with the exception of the SPX Common Stock Fund and the Stable Value Fund, neither of which are available investment options under the SRSP. Investment elections may be changed on a daily basis.

Potential Payments Upon Termination or Change-in-Control

        We have entered into agreements, including an employment agreement, a change-in-control agreement and stock plan award agreements, with each of our named executive officers that will require us to provide compensation to our officers in the event of a termination of employment or a change in control of our company. The following tables set forth the expected benefit to be received by each named executive officer in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2006 and a stock price of $61.16, our closing stock price on December 29, 2006. The following tables should be read in connection with the Pension Benefits table, on p. 41. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

        The column setting forth payments upon a change in control assumes that the named executive officer's employment was terminated following the change in control. Equity of all employees, including named executive officers, will fully vest following a change in control, regardless of subsequent termination of employment.

Christopher J. Kearney

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$1,900,000	(1)	$2,850,000	(2)

Bonus	$0		$0	$0		$1,925,000	(3)	$6,141,000	(4)

Value of Accelerated Equity (5)	$0		$10,271,577	$10,271,577		$10,271,577		$10,271,577

Retirement Plans (6)	$1,142,328	(6.a)	$0	$2,330,461	(6.b)	$2,481,875	(6.c)	$16,347,620	(6.d)

All Other Compensation (7)	$91,346		$8,974,525	$6,089,469		$272,947		$3,324,660

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$15,292,379	(8)

TOTAL	$1,233,674		$19,246,102	$18,691,507		$16,851,399		$54,227,236

Patrick J. O'Leary

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$1,554,000	(1)	$2,331,000	(2)

Bonus	$0		$0	$0		$1,650,000	(3)	$10,233,000	(4)

Value of Accelerated Equity (5)	$0		$5,855,764	$5,855,764		$5,855,764		$5,855,764

Retirement Plans (6)	$1,734,904	(6.a)	$0	$3,662,974	(6.b)	$3,615,637	(6.c)	$22,038,767	(6.d)

All Other Compensation (7)	$74,712		$6,982,792	$5,447,156		$213,260		$3,147,597

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$18,598,859	(8)

TOTAL	$1,809,616		$12,838,556	$14,965,894		$12,888,661		$62,204,987

Robert B. Foreman

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$1,150,000	(1)	$1,725,000	(2)

Bonus	$0		$0	$0		$1,150,000	(3)	$5,847,000	(4)

Value of Accelerated Equity (5)	$0		$4,780,265	$4,780,265		$4,780,265		$4,780,265

Retirement Plans (6)	$655,108	(6.a)	$0	$1,367,886	(6.b)	$1,603,608	(6.c)	$10,813,238	(6.d)

All Other Compensation (7)	$55,288		$6,113,862	$4,697,173		$200,070		$3,081,850

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$10,901,066	(8)

TOTAL	$710,396		$10,894,127	$10,845,324		$8,883,943		$37,148,419

(1)
Two times annual salary at time of termination.

(2)
Greater of three times annual salary immediately prior to change in control or time of termination.

(3)
Greater of two times target bonus for termination year or earned bonus for last year.

(4)
Greater of three times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of immediate vesting in all unvested restricted stock and performance shares.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits Table, on p. 41, resulting from:

  6.a—the benefit becoming payable at age 55, rather than age 60.

  6.b—the benefit being paid in a lump sum at age 55, rather than being paid as an annuity at age 60.

  6.c—credit for two additional years of age and service, and the benefit becoming payable at age 55, rather than age 60.

  6.d—credit for three additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid as an annuity at age 60, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Relocation Loan Forgiveness: In the event of permanent disability, death or a change in control, a $1,500,000 loan made by us to the named executive officer in connection with his relocation to Charlotte would be forgiven and he would receive gross-ups for federal and tax liabilities in the amount of $1,143,150. The terms and circumstances of this loan are described more fully under "Compensation Discussion and Analysis—Other Benefits and Perquisites," beginning on p. 26.

•
Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the following amounts:

•
Mr. Kearney: $91,346,

•
Mr. O'Leary: $74,712, and

•
Mr. Foreman: $55,288.

  •
  Life insurance: Values for life insurance in an amount equal to, in the case of

•
Involuntary termination without cause or voluntary termination for good reason, two times annual salary for two years, with a present value estimated at, for:

•
Mr. Kearney: $16,223,

•
Mr. O'Leary: $10,846, and

•
Mr. Foreman: $7,943

•
Termination following a change in control, two times annual salary at the time of termination for three years, and an amount equal to the annual salary for the remainder of his life, with a present value estimated at, for:

•
Mr. Kearney: $359,651,

•
Mr. O'Leary: $263,988, and

•
Mr. Foreman: $193,325

•
In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance.

•
Disability payments: In the case of termination due to disability, for:

•
Mr. Kearney: $7,765,005, in disability payments, representing the present value of an annual payment of $900,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or exclude other income offsets. The value of the retirement plan benefit is correspondingly reduced by $1,675,909 due to the benefit being payable at age 65 rather than age 60.

•
Mr. O'Leary: $6,587,614, in disability payments, representing the present value of an annual payment of $692,400 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or execute other income offsets. The value of the retirement plan benefit is correspondingly reduced by $2,442,333 due to the benefit being payable at age 65 rather than age 60, and

•
Mr. Foreman: $4,250,411, in disability payments, representing the present value of an annual payment of $450,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or exclude other income offsets. The value of the retirement plan benefit is correspondingly reduced by $922,610 due to the benefit being payable at age 65 rather than age 60.

•
Death benefit: In the case of death, the named executive officer's estate would receive proceeds from the Key Manager Life Insurance program of, for:

•
Mr. Kearney: $3,354,973, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $1,850,000 and gross-ups for federal and other tax liabilities in the amount of $1,504,973;

•
Mr. O'Leary: $2,729,295, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $1,504,000, and gross-ups for federal and other tax liabilities in the amount of $1,225,295; and

•
Mr. Foreman: $1,998,734, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $1,100,000, and gross-ups for federal and other tax liabilities in the amount of $898,734.

•
Additional benefits. Each of the following benefits will be provided, in the case of involuntary termination without cause or voluntary termination for good reason, for two years, or termination following a change in control, for three years.

•
Health and dental insurance premiums,

•
Car Allowance,

•
Annual physicals,

•
Country club dues, and

•
Financial planning services.

    Provision of these benefits will cease upon receipt of equivalent benefits from another employer.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code.

Don L. Canterna

		Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary		$0		$0	$0		$360,500	(1)	$721,000	(2)

Bonus		$0		$0	$0		$555,352	(3)	$1,110,704	(4)

Value of Accelerated Equity (5)	$ $	0 1,944,766	(5.a) (5.b)	$1,944,766	$1,944,766		$1,944,766		$1,944,766

Retirement Plans (6)		$29,715	(6.a)	$0	$12,740	(6.b)	$180,890	(6.c)	$824,101	(6.d)

All Other Compensation (7)	$ $	34,663 157,181	(7.a) (7.b)	$992,848	$1,227,262		$462,744		$521,624

280G Tax Gross-Up		N/A		N/A	N/A		N/A		$1,712,760	(8)

TOTAL	$ $	64,378 2,166,325	(5.a) (5.b)	$2,937,614	$3,184,768		$3,504,252		$6,834,955

David A. Kowalski

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$386,250	(1)	$772,500	(2)

Bonus	$0		$0	$0		$309,000	(3)	$786,918	(4)

Value of Accelerated Equity (5)	$0		$2,424,199	$2,424,199		$2,424,199		$2,424,199

Retirement Plans (6)	$38,401	(6.a)	$0	$38,401	(6.b)	$81,028	(6.c)	$421,064	(6.d)

All Other Compensation (7)	$37,139		$1,817,144	$1,263,825		$120,139		$283,774

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$1,106,842

TOTAL	$75,540		$4,241,343	$3,726,425		$3,320,616		$5,795,297

(1)
One times annual salary at time of termination.

(2)
Greater of two times annual salary just prior to change in control or time of termination.

(3)
One times target bonus for termination year or earned bonus for last year.

(4)
Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of immediate vesting in all unvested restricted stock and performance shares. Mr. Canterna would have met the age and service requirements (at least 55 years old at termination with five years of credited service, including at least three years with SPX) to receive retirement treatment upon termination in the case of a voluntary termination. Accordingly, for Mr. Canterna, the below benefits would apply.

  5.a—for involuntary for cause termination.

  5.b—for voluntary resignation.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits Table, on p. 41, resulting from:

  6.a—the benefit becoming payable at age 55, rather than age 60.

  6.b—the benefit being paid in a lump sum at age 55, rather than being paid as an annuity at age 60.

  6.c—credit for one additional year of age and service, and the benefit becoming payable at age 55, rather than age 60.

  6.d—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid as an annuity at age 60, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the following amounts:

•
Mr. Kowalski: $37,139; and

•
7.a—Mr. Canterna: $34,663.

•
Life insurance: Values for life insurance in an amount equal to, in the case of

•
Involuntary termination without cause or voluntary termination for good reason,

•
For Mr. Canterna, an amount equal to two times annual salary for one year and one times annual salary for the remainder of his life with an estimated present value of $159,747, and

•
For Mr. Kowalski, an amount equal to two times annual salary for one year of $2,200.

•
Termination following a change in control, two times annual salary at the time of termination for two years, and an amount equal to the annual salary for the remainder of his life, with an estimated present value of, for:

•
Mr. Canterna: $162,511, and

•
Mr. Kowalski: $111,548.

•
7.b—Voluntary resignation (retirement) an amount equal to annual salary for the remainder of his life with an estimated present value of, for Mr. Canterna: $157,181. As of December 31, 2006, Mr. Canterna qualifies for this benefit because he would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation.

•
In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance.

•
Disability payments: In the case of termination due to disability, for:

•
Mr. Canterna: $906,494, in disability payments, representing the present value of an annual payment of $149,122 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from the company's Group LTD Plan or exclude other income offsets, and

•
Mr. Kowalski: $1,734,870, in disability payments, representing the present value of an annual payment of $176,917 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefit is correspondingly reduced by $7,702 due to the benefit being payable at age 65 rather than age 60.

•
Death benefit: In the case of death, the named executive officer's estate would receive life insurance proceeds of, for:

•
Mr. Canterna: $1,192,599, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $671,000, and gross-ups for federal and other tax liabilities in the amount of $521,599, and

•
Mr. Kowalski: $1,226,686, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $722,500, and gross-ups for federal and other tax liabilities in the amount of $504,186.

•
Each of the following benefits will be provided, in the case of involuntary termination without cause or voluntary termination for good reason, for one year, or termination following a change in control, for two years.

•
Health and dental insurance premiums,

•
Car Allowance,

•
Annual physicals,

•
Country club dues, and

•
Financial planning services.

    Provision of these benefits will cease upon receipt of equivalent benefits from another employer.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code.

Mr. Riordan's Resignation

        Mr. Riordan resigned from his position as Executive Vice President and Chief Operating Officer of SPX effective as of December 29, 2006 and his employment with SPX terminated as of January 2, 2007. In connection with Mr. Riordan's resignation and in consideration for Mr. Riordan's extended notice and transition assistance through January 2, 2007, we entered into a separation agreement with Mr. Riordan. Under his separation agreement, Mr. Riordan received: (i) vesting of outstanding restricted stock that would otherwise have vested within the calendar month in which his termination became effective (through January 31, 2007) and (ii) with respect to vested stock options, an extended exercise period equal to the earlier of the expiration of the options or December 31, 2007. As of December 31, 2006, Mr. Riordan held options for 475,688 shares of common stock ranging in exercise prices of $37.50 to $86.46875, all of which were vested. In addition, as of the effective date of his termination, Mr. Riordan held 82,125 shares of unvested restricted stock, 33,334 shares of which would have vested on or before January 31, 2007 and which became vested upon certification by the Board of Directors that the vesting requirements were met. All other restricted shares granted to Mr. Riordan were forfeited. The value of the limited accelerated vesting of his restricted stock was $71,400 and the value of the option exercise extension was approximately $534,422.

        In addition, Now that Mr. Riordan is no longer under active service with SPX, he is entitled to collect his pension as early as age 55. The estimated increase in pension value from the total amount set forth in Column (d) of the Pension Benefits Table, on p. 41, would be $799,716, resulting from the benefits becoming payable at age 55 instead of age 60.

        Mr. Riordan is obligated to comply with (i) certain non-competition provisions, and non-solicitation provisions relating to our customers, for two years; (ii) certain non-solicitation provisions relating to our employees for three years; and (iii) confidentiality and cooperation requirements for an indefinite period. In addition, Mr. Riordan was obligated to sign, and did sign, an additional waiver and general release satisfactory to SPX on or after the effective date of his employment termination. Mr. Riordan remains entitled to previously earned benefits, including benefits under our qualified pension plan, supplemental pension plan and Supplemental Retirement Plan for officers, as described in the company's prior proxy statements. Mr. Riordan also was eligible to receive a bonus for the 2006 bonus plan year in the amount of $1,396,568, which was paid at the time such bonuses were paid to other officers.

Assumptions and Explanations of Numbers in Tables

        The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

        All values above are present values. For all values other than 280G tax gross-ups, we calculated net present value using a 6.0% discount rate. We calculated 280G tax gross-ups with discount rates equal to 120% of the Applicable Federal Rate as of December 31, 2006.

Confidentiality, Non-Competition and Non-Solicitation Agreements

        As a condition to each executive officer's entitlement to receive the base salary amounts and equity award acceleration referenced in the applicable tables, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non-competition and non-solicitation agreement which prohibits the executive from soliciting or diverting any customer, potential customer, employee or potential employee or competing with any of our businesses in which he has been employed for a period of two years from the date of termination.

Incremental Pension Amounts

        We report the liabilities and associated expense for the pension plans under FASB Nos. 87/158. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, forms of payment, etc.).

Post-Retirement Health Care and Key Manager Life Insurance Benefits

        Because the benefits under these programs are self-insured, we calculate and maintain liabilities for these programs under appropriate accounting standards. We report the liabilities and associated expense for the pension plans under FASB Nos. 106/158. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, healthcare inflation, etc.).

Termination Provisions—Definitions of Cause and Good Reason

        The employment agreements for all named executive officers contain the following definitions of cause and good reason.

        "Good Reason" is defined as any of the following, if done without the named executive officer's consent: (i) assignment of duties that are inconsistent with the executive's position (except to the extent the company promotes the executive to a higher executive position); (ii) changing the named executive officer's reporting relationship; (iii) failing to pay any portion of the named executive officer's compensation within 10 days of the date such compensation is due; (iv) requiring the executive to relocate more than 50 miles from our principal business office; or (v) failing to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the named executive officer after such discontinuance is not materially less than the aggregate value as of the effective date of the employment contract.

        "Cause" is defined as: (i) willful and continued failure to substantially perform duties as named executive officer (other than any such failure resulting from incapacity due to physical or mental illness) after written notice and at least 30 days to cure such alleged deficiencies, (ii) willful misconduct, which is demonstrably and materially injurious to our company, monetarily or otherwise, or (iii) egregious misconduct involving serious moral turpitude to the extent that the named executive officer's credibility and reputation no longer conform to the standard of senior executive officers of the company.

Payments upon a Termination in Connection with a Change in Control

        Named executive officers will be entitled to certain benefits as described in the applicable tables if they are terminated within 36 months following a change in control for a reason other than death, disability, retirement or termination for cause or if employment is terminated by the named executive officer other than for good reason. During the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

        For purposes of the change-in-control severance agreements, a change in control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of our securities (including in an exchange or tender offer); approval by our stockholders of (1) liquidation of SPX, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 80% of the voting power of the new or surviving entity); or (4) a change in the majority of our Board of Directors within a two-year period without the approval of the incumbent board.

        For purposes of the change-in-control severance agreements, "cause" is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to us, monetarily or otherwise, or (3) conviction of a felony that impairs the ability of the affected named executive officer to substantially perform his duties.

        For purposes of the change-in-control severance agreements, "good reason" is defined as (1) assignment by us of duties inconsistent with the named executive officer's duties, responsibilities and status as of the day prior to the change in control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the named executive officer's most recent annual target bonus opportunity, (3) a transfer to a location more than 250 miles from current location, (4) failure to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of our elected officers (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure to obtain the agreement of a successor company to assume all obligations under the change-in-control severance agreements, or (8) a purported termination that is not in compliance with the terms of the agreement. In addition, during the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

Tax Gross-up on Benefits and Perquisites

        The calculation of the tax gross-up on benefits and perquisites in the applicable tables is based upon the maximum federal tax rate of 35%, the maximum applicable state tax rate of 8.25% for North Carolina, 6.75% for Wisconsin and 3.90% for Michigan, and a Medicare tax rate of 1.45%.

280G Tax Gross-up

        We have agreed to reimburse executive officers for all excise taxes imposed under Section 280G and any income and excise taxes that are payable as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the applicable tables assumes that the executive officer is entitled to a full reimbursement by us of (1) any excise taxes imposed as a result of the change in control, (2) any income and excise taxes imposed as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes imposed as a result of our reimbursement for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and the maximum applicable state income tax rate. For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a noncompetition agreement. The calculation of the 280G tax gross-up assumes that amounts will be payable to the executive officer for any excise tax incurred regardless of whether the executive officer's employment is terminated. However, the amount of the 280G tax gross-up will change based upon whether the executive officer's employment with us is terminated because the amount of compensation subject to Section 280G will change.

Vesting of Restricted Stock

        If a named executive officer resigns voluntarily, accelerated vesting of equity is contingent upon the named executive officer having reached the age of 55 at the time of termination and having five years of credited service, including at least three years with SPX. Only Mr. Canterna would have met these requirements as of the assumed termination date of December 31, 2006 and, accordingly, the applicable tables include the value of accelerated vesting of equity only for Mr. Canterna. Assuming that the other executive officers had all met the age and service requirements, they would be entitled, in the event of a voluntary resignation, to receive the following amounts from accelerated vesting of equity, in addition to the benefits described in the Voluntary Resignation or Involuntary Termination for Cause column in the tables above:

Mr. Kearney	$10,271,577
Mr. O'Leary	$5,855,764
Mr. Foreman	$4,780,265
Mr. Kowalski	$2,424,199

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2006 about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans. Stockholder approved plans include the 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan), the 1997 Non-Employee Directors' Compensation Plan and the 2006 Non-Employee Directors' Stock Incentive Plan. Plans and arrangements not approved by stockholders include stock option awards made to certain current and former members of SPX senior management and consultants. These individual option arrangements are described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	4,263,348	$56.89	6,503,231	(3)

Equity compensation plans not approved by stockholders (4)	1,518,260	$69.95	—

Total (5)	5,781,608	$61.00	6,503,231

(1)
Includes 955,695 shares of restricted stock units.

(2)
Excludes restricted stock units.

(3)
All these shares were available for issuance under the 2002 Stock Compensation Plan and 2006 Non-Employee Directors' Stock Incentive Plan and no shares were available for issuance under the 1997 Non-Employee Directors' Compensation Plan. Excludes 568,660 shares of unvested restricted stock granted under the 2002 Stock Compensation Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

(4)
Plans and arrangements not approved by stockholders include stock option awards made to certain consultants and to certain current and former members of SPX senior management.

(5)
Excludes 10,338 shares of our stock subject to options outstanding pursuant to option plans of United Dominion Industries Limited, or UDI, which we assumed in connection with our 2001 acquisition of UDI. These options have a weighted-average exercise price of $48.96 per share.

Individual Option Arrangements

        From time to time we have entered into agreements with certain of our senior management for the grant of stock options outside of our 2002 Stock Compensation Plan (or its predecessor plan, the 1992 Stock Compensation Plan). The shares represented by these agreements are included in the table above under the caption "Equity compensation plans not approved by security holders." The following material terms apply to each of the agreements with SPX employees listed below:

  •
  The options may be exercised by any combination of payment in cash and/or by delivery of previously owned SPX shares.

  •
  The options are restricted as to transferability and have accelerated vesting upon a change in control, death or disability.

  •
  The options provide for the grant upon exercise of replacement options (which replace shares surrendered in payment of the exercise price and withholding tax obligations).

  •
  The expiration of these options is accelerated upon death, disability or termination of employment.

        On December 10, 1997, we granted Thomas J. Riordan an option to purchase 100,000 shares at $37.50 per share and 100,000 shares at $45.00 per share. The option vested on December 10, 2002 and expires on December 9, 2007.

        On August 26, 1998, we granted Christopher J. Kearney an option to purchase 68,000 shares at $30.00 per share, 66,000 shares at $37.50 per share and 66,000 shares at $45.00 per share. The option vested on August 26, 2003 and expires on August 25, 2008.

        On June 23, 1999, we granted Mr. O'Leary an option to purchase 250,000 shares at $60.00 per share, 250,000 shares at $72.50 per share, 250,000 shares at $85.00 per share and 250,000 shares at $97.50 per share. The option vested on June 23, 2004 and expires on June 22, 2009.

        On August 4, 1998, we granted Stern Stewart & Co., a consultant to SPX, an option to purchase 56,000 shares at $34.06 per share; the option is fully vested and expires on August 3, 2008. This option has been exercised as to 33,740 shares. On May 4, 2001, we granted Stern Stewart an option to purchase 130,000 shares at $92.10; the option vested on May 4, 2003 and expires on May 3, 2011. Each of the option agreements provides that the exercise price may be paid in cash or, alternatively, Stern Stewart may effect a cashless exercise. The options are restricted as to transferability. In 2005, Stern Stewart & Co. reallocated 22,260 August 4, 1998 options and 45,500 May 4, 2001 options to G. Bennett Stewart, 79,300 of the May 4, 2001 options to Joel M. Stern, and 5,200 May 4, 2001 options to David M. Glassman, each an employee of Stern Stewart. Upon a change in control (as defined in the option agreements), Stern Stewart may, in lieu of exercising the options, elect to receive cash consideration of $400,000 for the 1998 option and $800,000 for the 2001 option (or such pro rata portion if this election is made with respect to fewer than all the shares underlying the option).

        Since 1999, we have made various option grants to Reuben Gutoff, a consultant to SPX. In 2004, the expiration of the options was accelerated pursuant to their terms. On May 17, 1999, we granted Mr. Gutoff an option to purchase 10,000 shares at $37.38 per share with an expiration of May 15, 2006. On June 1, 2000, we granted Mr. Gutoff an option to purchase 16,000 shares at $55.19 per share with an expiration of May 15, 2006. On June 1, 2001, we granted Mr. Gutoff an option to purchase 16,000 shares at $59.98 per share with an expiration of May 15, 2006. On June 3, 2002, we granted Mr. Gutoff an option to purchase 16,000 shares at $66.51 per share with an expiration of May 15, 2006. On June 3, 2003, we granted Mr. Gutoff an option to purchase 12,000 shares at $39.00 per share with an expiration of May 15, 2006. Each of the option agreements provided that the exercise price may be paid in cash or by delivery of previously owned SPX shares. The options were restricted as to transferability and provided for the grant upon exercise of replacement options.

AUDIT COMMITTEE REPORT

        The Audit Committee of the SPX Board of Directors is composed of four directors who are independent, as defined under SEC rules and the listing standards of the New York Stock Exchange. The Audit Committee reviews SPX's financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

        Management is responsible for SPX's financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. SPX's independent accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent accountants included in their report on SPX's financial statements.

        In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX's independent accountants. Management represented to us that SPX's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent accountants. We discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61 (Communication With Audit Committees), under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX's financial statements.

        In addition, we have discussed with Deloitte & Touche LLP its independence from SPX and SPX management, including matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

        We discussed with SPX's internal auditors and independent accountants the overall scope and plans for their respective audits. We met with the independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of SPX's internal controls, and the overall quality of SPX's financial reporting.

        In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in SPX's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

        We have reviewed and discussed with management their assertion and opinion regarding internal controls included in the 2006 Annual Report on Form 10-K to stockholders as required by Section 404 of the Sarbanes-Oxley Act of 2002. Management has confirmed to us that internal controls over financial reporting have been appropriately designed and are operating effectively to provide reasonable assurance regarding the reliability of financial reporting and the preparation of SPX's consolidated financial statements for external purposes in accordance with accounting principles generally accepted in the United States. We have also reviewed and discussed with Deloitte & Touche LLP their audit and opinion regarding SPX's internal controls as required by Section 404, which opinion is included in the 2006 Annual Report on Form 10-K.

                      Audit Committee:

                      J. Kermit Campbell, Chairman
                      Emerson U. Fullwood
                      Charles E. Johnson II
                      Michael J. Mancuso

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP has been our independent accountants since 2002. The Audit Committee has engaged Deloitte & Touche to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board of our financial statements to be filed on Form 10-Q in 2007. Consistent with past practice, on February 19, 2007, the Audit Committee approved the engagement of Deloitte & Touche to perform the audit of the financial statements and management's report on the effectiveness of internal control over financial reporting included in SPX's Annual Report on Form 10-K for the fiscal year ending December 31, 2007. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

        During fiscal years 2005 and 2006, we retained our principal auditor, Deloitte & Touche, to perform services in the following categories and amounts:

	2005	2006
Audit Fees	$11,694,333	$11,179,137
Audit-Related Fees	$1,503,419	$258,492
Tax Fees (1)	$4,867,839	$4,256,366
All Other Fees	N/A	N/A

(1)
Includes $2,010,715 and $1,825,287 in 2005 and 2006, respectively, for tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning.

        We incurred Tax Fees for tax consulting and advisory services and services related to acquisitions and divestitures of $2,857,124 in 2005 and $2,431,079 in 2006.

        The pre-approval policy adopted by our Audit Committee requires that all audit and non-audit services performed by Deloitte & Touche be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy authorizes the chairman of the Audit Committee to pre-approve the fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche's independence.

        Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and reconsider the appointment.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
  FOR RATIFICATION OF
  THE APPOINTMENT OF DELOITTE & TOUCHE LLP

ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, without exhibits, is enclosed with this proxy statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Tina Betlejewski, Manager of Corporate Communications, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6							000000000.000000 ext	000000000.000000 ext
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Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 4, 2007.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.			☒					• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2.
1. Election of Directors:	For	Withhold				For	Withhold	+

01 - J. Michael Fitzpatrick	☐	☐	02 - Albert A. Koch			☐	☐

			For	Against	Abstain

2. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants in 2007.			☐	☐	☐	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items
Change of Address — Please print new address below.								Meeting Attendance

Mark box to the right if ☐
you plan to attend the
Annual Meeting

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.			Signature 1 — Please keep signature within the box.					Signature 2 — Please keep signature within the box.

/ /

			C 1234567890 J N T 2 1 C V 0 1 2 9 2 2 1					MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

<STOCK#>	00P49A

Dear Stockholder:

The Annual Meeting of Stockholders of SPX Corporation will be held at 8:00 a.m. (Eastern Time) on Friday, May 4, 2007 at our corporate headquarters, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, for the following purposes:

1. To elect two directors to the Board of Directors.

2. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants in 2007.

3. To address such other business as may properly come before the meeting.

Only holders of Common Stock of SPX Corporation of record at the close of business on March 16, 2007 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to vote by telephone or by Internet. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For stockholders with common shares held in the company’s KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants’ accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants’ accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS

KEVIN L. LILLY
Senior Vice President, Secretary
and General Counsel

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — SPX Corporation

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 4, 2007

Charlotte, North Carolina

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Patrick J. O’Leary, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on May 4, 2007 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 and 2.

PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

QuickLinks

QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
Director Compensation Table
OWNERSHIP OF COMMON STOCK
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
Summary Compensation Table for 2006
Grants of Plan-Based Awards for 2006
Outstanding Equity Awards at Fiscal Year-End 2006
Option Exercises and Stock Vested in 2006
Pension Benefits
Nonqualified Deferred Compensation in 2006
Potential Payments Upon Termination or Change-in-Control
EQUITY COMPENSATION PLAN INFORMATION
Individual Option Arrangements
AUDIT COMMITTEE REPORT
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT ON FORM 10-K